Exhibit 4.7

NOTICE OF SPECIAL MEETING OF THE HOLDERS OF COMMON SHARES OF

THE HYDROPOTHECARY CORPORATION

NOTICE IS HEREBY GIVEN that a special meeting (the “Meeting”) of the holders (the “Shareholders”) of common shares (the “Common Shares”) of The Hydropothecary Corporation (the “Corporation”) will be held at the offices of DLA Piper (Canada) LLP, Suite 6000, 1 First Canadian Place, 100 King Street West, Toronto, Ontario, M5X 1E2 on Tuesday, August 28, 2018 at 2:00 p.m. (EST) for the following purposes:

(a)

to consider and, if deemed appropriate, pass, with or without variation, a special resolution approving an amendment to the articles of the Corporation to change the name of the Corporation to “HEXO Corp.”, as more fully described in the accompanying management information circular dated July 16, 2018 (the “Circular”);

(b)

to consider and, if deemed appropriate, pass, with or without variation, an ordinary resolution approving the Corporation’s omnibus long-term incentive plan and the unallocated awards thereunder, and ratifying 5,691,500 stock options which have been granted to certain directors, officers and non-executive employees of the Corporation under the Omnibus Plan, as more fully described in the Circular; and

(c)	to transact such other business as may properly be brought before the Meeting or any adjournment(s) or postponement(s) thereof.

Shareholders should refer to the Circular for more detailed information with respect to the matters to be considered at the Meeting.

Registered Shareholders may attend the Meeting in person or may be represented by proxy. If you are a registered Shareholder and are unable to attend the Meeting in person, please exercise your right to vote by dating, signing and returning the accompanying form of proxy to TSX Trust Company, the transfer agent of the Corporation. To be valid, completed proxy forms must be dated, completed, signed and deposited with TSX Trust Company using one of the following methods:

By Mail or Hand Delivery:	TSX Trust Company Suite 301, 100 Adelaide Street West Toronto, Ontario M5H 4H1

Facsimile:	416-595-9593

By Internet:	www.voteproxyonline.com You will need to provide your 12 digit control number (located on the form of proxy accompanying this Circular)

A Shareholder wishing to be represented by proxy at the Meeting or any adjournment thereof must deposit his, her or its duly executed form of proxy with the Corporation’s transfer agent and registrar, TSX Trust Company, at Suite 301, 100 Adelaide Street West, Toronto, Ontario M5H 4H1 not later than 4:00 p.m. (EST) on Friday, August 24, 2018 or, if the Meeting is adjourned, not later than 48 hours, excluding Saturdays, Sundays and holidays, preceding the time of such adjourned meeting.

Shareholders who are unable to attend the Meeting in person, are requested to date, complete, sign and return the enclosed form of proxy so that as large a representation as possible may be had at the Meeting.

The Board of Directors of the Corporation has by resolution fixed Monday, July 9, 2018 as the record date for the Meeting. Shareholders of record at the close of business on July 9, 2018 are entitled to notice of the Meeting and to vote thereat or at any adjournment(s) or postponement(s) thereof on the basis of one vote for each Common Share held.

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If you are unable to attend the Meeting, we encourage you to complete the enclosed form of proxy as soon as possible. If a Shareholder receives more than one form of proxy because such holder owns Common Shares registered in different names or addresses, each form of proxy should be completed and returned. The Chairman of the Meeting shall have the discretion to waive or extend the proxy deadlines without notice.

If you are a registered Shareholder and receive these materials through your broker or through another intermediary, please complete and return the form of proxy in accordance with the instructions provided to you by your broker or by the other intermediary.

NOTICE-AND-ACCESS

Notice is also hereby given that the Corporation has decided to use the notice-and-access method of delivery of meeting materials for the Meeting for beneficial owners of Common Shares (the “Non-Registered Holders”) and for registered Shareholders. The notice-and-access method of delivery of meeting materials allows the Corporation to deliver the meeting materials over the internet in accordance with the notice-and-access rules adopted by the Canadian Securities Administrators under National Instrument 54-101 - Communication with Beneficial Owners of Securities of a Reporting Issuer. Under the notice-and-access system, registered Shareholders will receive a form of proxy and Non-Registered Holders will receive a voting instruction form enabling them to vote at the Meeting. However, instead of a paper copy of the notice of the Meeting, the Circular and the form of proxy and other meeting materials (collectively the “Meeting Materials”), Shareholders will receive a notification with information on how they may access such materials electronically. The use of this alternative means of delivery is more environmentally friendly as it will help reduce paper use and will also reduce the cost of printing and mailing the Meeting Materials to Shareholders. Shareholders are reminded to view the Meeting Materials prior to voting. The Corporation will not be adopting stratification procedures in relation to the use of notice-and-access provisions.

Websites Where Meeting Materials Are Posted:

Meeting Materials can be viewed online under the the Corporation’s profile on SEDAR at www.sedar.com or at https://docs.tsxtrust.com/2070, on the website of the Corporation’s transfer agent and registrar at. The Meeting Materials will remain posted on TSX Trust Company’s website at least until the date that is one year after the date the Meeting Materials were posted.

How to Obtain Paper Copies of the Meeting Materials

Shareholders may request paper copies of the Meeting Materials be sent to them by postal delivery at no cost to them. Requests may be made up to one year from the date the Meeting Materials are posted on TSX Trust Company’s website. In order to receive a paper copy of the Meeting Materials or if you have questions concerning notice-and-access, please call the Corporation’s transfer agent and registrar, TSX Trust Company, toll free at 1-866-600-5869. Requests should be received by 4:00 p.m. (EST) on August 16, 2018 in order to receive the Meeting Materials in advance of the Meeting.

The Circular provides additional detailed information relating to the matters to be dealt with at the Meeting and is supplemental to, and expressly made a part of, this notice of special meeting. Additional information about the Corporation including its consolidated financial statements is also available on the Corporation’s profile at www.sedar.com.

DATED at Gatineau, Quebec this 16th day of July, 2018.

BY ORDER OF THE BOARD OF DIRECTORS

(Signed) “Sebastien St-Louis”
Sebastien St-Louis
Chief Executive Officer and Director

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THE HYDROPOTHECARY CORPORATION

INFORMATION CIRCULAR

FOR THE SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 28, 2018

PURPOSES OF SOLICITATION

THIS MANAGEMENT INFORMATION CIRCULAR IS FURNISHED IN CONNECTION WITH THE SOLICITATION BY THE MANAGEMENT OF THE HYDROPOTHECARY CORPORATION (the “Corporation”) of proxies to be used at the special meeting of shareholders of the Corporation to be held on Tuesday, August 28, 2018 at the offices of DLA Piper (Canada) LLP, Suite 6000, 1 First Canadian Place, 100 King Street West, Toronto, Ontario, M5X 1E2 at 2:00 p.m. (EST), and at any adjournment or postponement thereof (the “Meeting”) for the purposes set out in the enclosed notice of meeting (the “Notice of Meeting”). Although it is expected that the solicitation of proxies will be primarily by mail, proxies may also be solicited personally or by telephone, facsimile or other proxy solicitation services. In accordance with National Instrument 54-101 - Communication with Beneficial Owners of Securities of a Reporting Issuer (“NI 54-101”), arrangements have been made with brokerage houses and clearing agencies, custodians, nominees, fiduciaries or other intermediaries to send the Notice of Meeting, this management information circular (the “Circular”), the form of proxy for the meeting and other meeting materials, if applicable (collectively the “Meeting Materials”) to the beneficial owners of the common shares of the Corporation (the “Common Shares”) held of record by such parties. The Corporation may reimburse such parties for reasonable fees and disbursements incurred by them in doing so. The costs of the solicitation of proxies will be borne by the Corporation. The Corporation may also retain, and pay a fee to, one or more professional proxy solicitation firms to solicit proxies from the shareholders of the Corporation in favour of the matters set forth in the Notice of Meeting.

NOTICE-AND-ACCESS

The Corporation has decided to use the notice-and-access (“Notice-and-Access”) rules provided under NI 54-101 for the delivery of the Meeting Materials to holders of Common Shares who appear on the records maintained by the Corporation’s registrar and transfer agent as registered holders of Common Shares (“Registered Shareholders”) and beneficial owners of Common Shares (the “Non-Registered Holders”) for the Meeting. The Notice-and-Access method of delivery of Meeting Materials allows the Corporation to deliver the Meeting Materials over the internet in accordance with the Notice-and-Access rules adopted by the Canadian Securities Administrators under NI 54-101.

Registered Shareholders will receive a form of proxy and Non-Registered Holders will receive a voting instruction form, in each case enabling them to vote at the Meeting. However, instead of a paper copy of the Meeting Materials, shareholders will receive only a notice with information on the date, location and purpose of the Meeting, as well as information on how they may access such materials electronically. The use of this alternative means of delivery is more environmentally friendly as it will help reduce paper use and will also reduce the cost of printing and mailing the Meeting Materials to shareholders. Shareholders are reminded to view the Meeting Materials prior to voting. Materials can be viewed online under the Corporation’s profile at www.sedar.com or on the website of TSX Trust Company (the “Transfer Agent”), the Corporation’s transfer agent and registrar, at https://docs.tsxtrust.com/2070. The Meeting Materials will remain posted on the Transfer Agent’s website at least until the date that is one year after the date the Meeting Materials were posted. The Corporation will not be adopting stratification procedures in relation to the use of Notice-and-Access rules.

Shareholders may request paper copies of the Meeting Materials be sent to them by postal delivery at no cost to them. Requests may be made up to one year from the date the Meeting Materials are posted on the Transfer Agent’s website. In order to receive a paper copy of the Meeting Materials or if you have questions concerning Notice-and-Access, please call the Transfer Agent toll free at 1-866-600-5869. Requests should be received by 4:00 p.m. (EST) on August 16, 2018 in order to receive the Meeting Materials in advance of the Meeting.

APPOINTMENT AND REVOCATION OF PROXIES

A Registered Shareholder may vote in person at the Meeting or may appoint another person to represent such Registered Shareholder as proxy and to vote the Common Shares of such Registered Shareholder at the Meeting. In order to appoint another person as proxy, a Registered Shareholder must complete, execute and deliver the form of proxy accompanying this Circular, or another proper form of proxy, in the manner specified in the Notice of Meeting.

The purpose of a form of proxy is to designate persons who will vote on the shareholder’s behalf in accordance with the instructions given by the shareholder in the form of proxy. The persons named in the enclosed form of proxy are officers or directors of the Corporation. A REGISTERED SHAREHOLDER DESIRING TO APPOINT SOME OTHER PERSON, WHO NEED NOT BE A SHAREHOLDER OF THE CORPORATION, TO REPRESENT HIM, HER OR IT AT THE MEETING MAY DO SO BY FILLING IN THE NAME OF SUCH PERSON IN THE BLANK SPACE PROVIDED IN THE FORM OF PROXY OR BY COMPLETING ANOTHER PROPER FORM OF PROXY. A Registered Shareholder wishing to be represented by proxy at the Meeting or any adjournment thereof must, in all cases, deposit the completed form of proxy with the Corporation’s transfer agent and registrar, the Transfer Agent not later than 4:00 p.m. (EST) on Friday, August 24, 2018 or, if the Meeting is adjourned, not later than 48 hours, excluding Saturdays, Sundays and holidays, preceding the time of such adjourned Meeting at which the form of proxy is to be used. A form of proxy should be executed by the Registered Shareholder or his or her attorney duly authorized in writing or, if the Registered Shareholder is a corporation, by an officer or attorney thereof duly authorized.

Proxies may be deposited with the Transfer Agent using one of the following methods:

By Mail or Hand Delivery:	TSX Trust Company Suite 301 100 Adelaide Street West Toronto, Ontario M5H 4H1

Facsimile:	416-595-9593

By Internet:	www.voteproxyonline.com You will need to provide your 12 digit control number (located on the form of proxy accompanying this Circular)

A Registered Shareholder attending the Meeting has the right to vote in person and, if he, she or it does so, his, her or its form of proxy is nullified with respect to the matters such person votes upon at the Meeting and any subsequent matters thereafter to be voted upon at the Meeting or any adjournment thereof.

A Registered Shareholder who has given a form of proxy may revoke the form of proxy at any time prior to using it: (a) by depositing an instrument in writing, including another completed form of proxy, executed by such Registered Shareholder or by his, her or its attorney authorized in writing or by electronic signature or, if the Registered Shareholder is a corporation, by an authorized officer or attorney thereof at, or by transmitting by telephone or electronic means, a revocation signed, subject to the Business Corporations Act (Ontario), by electronic signature, to (i) the head office of the Corporation, located at 490 St-Joseph, Suite 204, Gatineau, Québec, J8Y 3Y7 at any time prior to 5:00 p.m. (EST) on the last business day preceding the day of the Meeting or any adjournment thereof or (ii) with the Chairman of the Meeting on the day of the Meeting or any adjournment thereof; or (b) in any other manner permitted by law.

ADVICE TO NON-REGISTERED SHAREHOLDERS

The information set forth in this section is of significant importance to many shareholders of the Corporation, as a substantial number of shareholders of the Corporation do not hold Common Shares in their own name. Only Registered Shareholders or the persons they appoint as their proxies are permitted to attend and vote at the Meeting and only forms of proxy deposited by Registered Shareholders will be recognized and acted upon at the Meeting. Common Shares beneficially owned by a Non-Registered Holder are registered either: (i) in the name of an intermediary (an “Intermediary”) with whom the Non-Registered Holder deals in respect of the Common Shares (Intermediaries include, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered RRSPs, RRIFs, RESPs and similar plans); or (ii) in the name of a clearing agency (such as CDS Clearing and Depository Services Inc.) (each a “Clearing Agency”) of which the Intermediary is a participant. Accordingly, such Intermediaries and Clearing Agencies would be the Registered Shareholders and would appear as such on the list maintained by the Transfer Agent. Non-Registered Holders do not appear on the list of the Registered Shareholders maintained by the Transfer Agent.

Distribution of Meeting Materials to Non-Registered Holders

In accordance with the requirements of NI 54-101, the Corporation has distributed copies of the Meeting Materials to the Clearing Agencies and Intermediaries for onward distribution to Non-Registered Holders as well as directly to NOBOs (as defined below).

Non-Registered Holders fall into two categories - those who object to their identity being known to the issuers of the securities which they own (“OBOs”) and those who do not object to their identity being made known to the issuers of the securities which they own (“NOBOs”). Subject to the provisions of NI 54-101, issuers may request and obtain a list of their NOBOs from Intermediaries directly or via their transfer agent and may obtain and use the NOBO list for the distribution of proxy-related materials to such NOBOs. If you are a NOBO and the Corporation or its agent has sent the Meeting Materials directly to you, your name, address and information about your holdings of Common Shares have been obtained in accordance with applicable securities regulatory requirements from the Intermediary holding the Common Shares on your behalf.

The Corporation’s OBOs can expect to be contacted by their Intermediary. The Corporation does not intend to pay for Intermediaries to deliver the Meeting Materials to OBOs and it is the responsibility of such Intermediaries to ensure delivery of the Meeting Materials to their OBOs.

Voting by Non-Registered Holders

The Common Shares held by Non-Registered Holders can only be voted or withheld from voting at the direction of the Non-Registered Holder. Without specific instructions, Intermediaries or Clearing Agencies are prohibited from voting Common Shares on behalf of Non-Registered Holders. Therefore, each Non-Registered Holder should ensure that voting instructions are communicated to the appropriate person well in advance of the Meeting.

The various Intermediaries have their own mailing procedures and provide their own return instructions to Non-Registered Holders, which should be carefully followed by Non-Registered Holders in order to ensure that their Common Shares are voted at the Meeting.

Non-Registered Holders will receive either a voting instruction form or, less frequently, a form of proxy. The purpose of these forms is to permit Non-Registered Holders to direct the voting of the Common Shares they beneficially own. Non-Registered Holders should follow the procedures set out below, depending on which type of form they receive.

A.

Voting Instruction Form. In most cases, a Non-Registered Holder will receive, as part of the Meeting Materials, a voting instruction form (a “VIF”). If the Non-Registered Holder does not wish to attend and vote at the Meeting in person (or have another person attend and vote on the Non-Registered Holder’s behalf), the VIF must be completed, signed and returned in accordance with the directions on the form.

OR

B.

Form of Proxy. Less frequently, a Non-Registered Holder will receive, as part of the Meeting Materials, a form of proxy that has already been signed by the Intermediary (typically by a facsimile, stamped signature) which is restricted as to the number of Common Shares beneficially owned by the Non-

Registered Holder but which is otherwise not completed. If the Non-Registered Holder does not wish to attend and vote at the Meeting in person (or have another person attend and vote on the Non-Registered Holder’s behalf), the Non- Registered Holder must complete and sign the form of proxy and in accordance with the directions on the form.

Voting by Non-Registered Holders at the Meeting

Although a Non-Registered Holder may not be recognized directly at the Meeting for the purposes of voting Common Shares registered in the name of an Intermediary or a Clearing Agency, a Non-Registered Holder may attend the Meeting as proxyholder for the Registered Shareholder who holds Common Shares beneficially owned by such Non-Registered Holder and vote such Common Shares as a proxyholder. A Non-Registered Holder who wishes to attend the Meeting and to vote their Common Shares as proxyholder for the Registered Shareholder who holds Common Shares beneficially owned by such Non-Registered Holder, should (a) if they received a VIF, follow the directions indicated on the VIF; or (b) if they received a form of proxy strike out the names of the persons named in the form of proxy and insert the Non-Registered Holder’s or its nominees name in the blank space provided. Non-Registered Holders should carefully follow the instructions of their Intermediaries, including those instructions regarding when and where the VIF or the form of proxy is to be delivered.

All references to shareholders in the Meeting Materials are to Registered Shareholders as set forth on the list of registered shareholders of the Corporation as maintained by the Transfer Agent, unless specifically stated otherwise.

VOTING OF PROXIES

All Common Shares represented at the Meeting by properly executed proxies will be voted on any matter that may be called for and, where a choice with respect to any matter to be acted upon has been specified in the accompanying form of proxy, the Common Shares represented by the proxy will be voted in accordance with such instructions. In the absence of any such instruction, the persons whose names appear on the printed form of proxy will vote in favour of all the matters set out thereon.

The enclosed form of proxy confers discretionary authority upon the persons named therein. If any other business or amendments or variations to matters identified in the Notice of Meeting properly comes before the Meeting, then discretionary authority is conferred upon the person appointed in the proxy to vote in the manner they see fit, in accordance with their best judgment.

At the time of the printing of this Circular, the management of the Corporation knew of no such amendment, variation or other matter to come before the Meeting other than the matters referred to in the Notice of Meeting.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED ON

To the knowledge of the directors and executive officers of the Corporation, no director or executive officer of the Corporation, any proposed nominee for election as director of the Corporation, or any associate or affiliate of any of the foregoing persons, has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting, other than the election of directors.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The board of directors of the Corporation (the “Board”) has fixed Monday, July 9, 2018 as the record date. Shareholders at the close of business on July 9, 2018 are entitled to receive notice of the Meeting and to vote thereat or at any adjournments or postponements thereof on the basis of one vote for each Common Share held.

The authorized capital of the Corporation consists of an unlimited number of Common Shares. As of the date of this Circular, 193,629,116 Common Shares were issued and outstanding.

As of the date hereof, to the knowledge of the directors and executive officers of the Corporation, there are no persons or companies known to the Corporation who beneficially own, directly or indirectly, or control or direct Common shares carrying 10% or more of the voting rights attached to all of the Common Shares.

BUSINESS TO BE TRANSACTED AT THE MEETING

1. Name Change

As previously announced by the Corporation, the Corporation proposes to change its name to “HEXO Corp.”, or such other similar name as may be determined by the Board in its sole discretion and the Director appointed under the Business Corporations Act (Ontario) (the “OCBA”) may permit. The proposed change of the Corporation’s name to “HEXO Corp.” follows the Corporation’s launch of “HEXO” as its new brand for the adult-use cannabis market, while continuing to use the “Hydropothecary” brand for the medical cannabis market.

Pursuant to the OBCA, a change of name requires approval of the Shareholders by way of a special resolution, being a resolution passed by not less than two-thirds of the votes cast by Shareholders at the Meeting. Accordingly, at the Meeting, Shareholders will be asked to consider and, if deemed appropriate, to pass, with or without variation, the following special resolution to approve the change of the name of the Corporation (the “Name Change Resolution”):

“BE IT HEREBY RESOLVED AS A SPECIAL RESOLUTION OF THE CORPORATION THAT:

1.

the change of the name of the Corporation to “HEXO Corp.” or such other similar name as the board of directors of the Corporation may determine, in its sole discretion, and the Director appointed under the Business Corporations Act (Ontario) may permit, is hereby approved, and the articles of the Corporation be amended to effect such change of name;

2.

any one director or officer of the Corporation is authorized and directed, on behalf of the Corporation, to execute, deliver and file any and all declarations, agreements, documents and other instruments and do all such other acts and things that such director or officer may determine to be necessary or desirable to give effect to this resolution (including, without limitation, the delivery of articles of amendment in the prescribed form to the Director appointed under the Business Corporations Act (Ontario)), the execution, delivery and filing of any such declarations, agreements, documents or other instruments and the doing of such act or thing being conclusive evidence of such determination; and

3.

notwithstanding approval of the shareholders of the Corporation as herein provided, the board of directors of the Corporation is hereby authorized to revoke this special resolution without further approval, ratification or confirmation of the shareholders of the Corporation at any time before it is acted upon.”

If the Name Change Resolution is approved at the Meeting, it is the intention of the Board to effect the name change shortly after the Meeting (subject to receipt of all necessary regulatory approvals, including the approval of the TSX and the Director appointed under the OBCA) through the filing of articles of amendment with the Director appointed under the OBCA. The change of name will become effective on the date shown in the certificate of amendment issued pursuant to the OBCA. Notwithstanding approval of the proposed name change by Shareholders, the Board, in its sole discretion, may revoke the special resolution and abandon the name change without further approval or action by, or prior notice to, Shareholders.

The Board believes that it is in the best interests of the Corporation to approve the Name Change Resolution and, accordingly, recommends that Shareholders vote FOR the Name Change Resolution. Proxies received in favour of management designees will be voted FOR the Name Change Resolution, unless a Shareholder has specified in the proxy that his, her or its Common Shares are to be voted against the Name Change Resolution. As a special resolution, at least two-thirds of the votes cast by Shareholders at the Meeting are required to approve the Name Change Resolution.

2. Omnibus Long-Term Incentive Plan

On June 27, 2018, the Board adopted a new omnibus long-term incentive plan for the Corporation (the “Omnibus Plan”). Prior to the adoption of the Omnibus Plan by the Board, the sole security-based compensation plan which the Corporation had available in order to attract, retain and motivate directors, officers, senior executives and other employees of the Corporation and consultants and service providers providing ongoing services to the Corporation, was its existing stock option plan (the “Existing Option Plan”), pursuant to which the Board was able to grant stock options to such individuals. With the growth of the Corporation’s business subsequent to adoption of the Existing Option Plan, the Board determined it was in the best interests of the Corporation to adopt a new security-based compensation plan which would provide the Board with the ability and flexibility to make broader and different forms of equity rewards as part of its need to retain a competitive compensation structure for its directors, officers, executives, employees, consultants and service providers.

Consequently, the Board adopted the Omnibus Plan as a means to grant options (“Options”), restricted shares (“Restricted Shares”), restricted share units (“RSUs”), deferred share units (“DSUs”), share appreciation rights (“SARs”) and retention awards (“Retention Awards”, and together with the Options, the Restricted Shares, the RSUs, the DSUs and the SARs, the “Awards”) to directors, officers, senior executives and other employees of the Corporation or a subsidiary, consultants and service providers providing ongoing services to the Corporation and its affiliates (“Eligible Participants”, and when such Eligible Participants are granted Awards (as defined below), the “Participants”) in order to attract, retain and motivate such persons as individuals whose skills, performance and loyalty to the objectives and interests of the Corporation are necessary to the Corporation’s success, to incentivize them to continue their services for the Corporation, and to align their interests with those of the Corporation.

A complete copy of the Omnibus Plan is set out in Appendix “A” of this Circular, and a summary of the material provisions of the Omnibus Plan is set out below.

The adoption of the Omnibus Plan by the Board was subject to approval of the Omnibus Plan by the Shareholders in accordance with the rules of the TSX. Under TSX rules, security-based compensation arrangements, like the Omnibus Plan, which have unallocated awards and no fixed aggregate maximum number of securities issuable, but permit the issuance of up to an aggregate of 10% of the outstanding Common Shares from time to time, must be approved by shareholders upon adoption and every three years thereafter. Accordingly, at the Meeting, Shareholders will be asked to approve the Omnibus Plan and the unallocated Awards issuable pursuant to the Omnibus Plan, as set out below. If approval of the Omnibus Plan is obtained at the Meeting, the Corporation will not be required to seek further approval of the grant of unallocated Awards under the Omnibus Plan until the Corporation’s 2021 annual Shareholders’ meeting (provided that such meeting is held on or prior to August 28, 2021).

Since the Omnibus Plan was adopted by the Board, 5,691,500 Options have been granted to certain directors, officers and non-executive employees of the Corporation under the Omnibus Plan (the “Granted Options”), 4,325,000 of which were granted to directors and officers and 1,366,500 of which were granted to non-executive employees. The Granted Options have an exercise price of $4.89 per share and a term of 10 years, subject to vesting. One-third of the Granted Options vest on July 12, 2019 being the one year anniversary of the date of grant and the balance vest quarterly over the following two years. The Granted Options cannot be exercised until such time that the Shareholders have approved and ratified the Omnibus Plan and the grant of the Granted Options. Should Shareholders fail to approve the Omnibus Plan, the Granted Options will be cancelled forthwith (but could then be replaced by stock options under the Existing Option Plan as an alternative to the Omnibus Plan).

Summary of the Omnibus Plan

The following is a summary of the material provisions of the Omnibus Plan:

Administration	The Omnibus Plan is administered and interpreted by the Board. The Board may decide by resolution to appoint a committee of at least three members to administer and interpret the Omnibus Plan. The Board and the committee may also delegate to one or more officers of the Corporation, or to a committee of such officers, the authority, subject to such terms and limitations as the Board or the committee may determine, to grant, cancel, modify, waive rights with respect to, alter, discontinue, suspend or terminate Awards.

Eligibility	The persons eligible to receive Awards are the Eligible Participants.

Reserve Maximum

Subject to adjustment, the total number of Common Shares reserved and available for grant and issuance pursuant to Awards shall not exceed a number of Common Shares equal to ten percent (10%) of the total issued and outstanding Common Shares of the Corporation at the time of granting of Awards (on a non-diluted basis) or such other number as may be approved by the Shareholders of the Corporation from time to time.

The Omnibus Plan is a “rolling plan” or “evergreen plan”. This means any increase in the issued and outstanding Common Shares (whether as a result of exercise of Awards or otherwise) will result in an increase in the number of Common Shares that may be issued on Awards outstanding at any time and any increase in the number of Awards granted will, upon exercise, make new grants available under the Omnibus Plan.

Current Reserve

As of the date of this Circular, the Corporation had 193,629,116 Common Shares issued and outstanding. Consequently, 19,362,911 Common Shares are available to be reserved for issuance under the Omnibus Plan. This represents 10% of the issued and outstanding Common Shares.

Since the Omnibus Plan was adopted by the Board, the 5,691,500 Granted Options have been granted to certain directors, officers and non-executive employees of the Corporation, subject to ratification by the Shareholders. Accordingly, 13,671,411 Common Shares remain available for issuance under the Omnibus Plan following the issuance of the Granted Options.

The Corporation does not currently have any other security-based compensation plan other than the Existing Option Plan, under which stock options to acquire 9,323,396 Common Shares have been issued as of the date of this Circular. No additional stock options will be issued under the Existing Option Plan. The stock options issued under the Existing Option Plan are in addition to any Awards which may be made under the Omnibus Plan. Accordingly, the Corporation has a combined total of 28,686,307 Common Shares available for issuance under the Omnibus Plan and the Existing Option Plan. This represents 14.8% of the issued and outstanding Common Shares.

Participation Limits	The aggregate number of Common Shares (i) issued to insiders under the Omnibus Plan or any other proposed or established security-based compensation arrangement within any one-year period and (ii) issuable to insiders at any time under the Omnibus Plan or any other proposed or established security-based compensation arrangement, shall in each case not exceed ten percent (10%) of the issued and outstanding Common Shares (on a non-diluted basis).

Market Value as of Grant

Restricted Shares

Restrictions and conditions on the disposition of Restricted Shares that are granted are determined by the Board at the time of grant.

Options

The option price for Common Shares that are the subject of any Option shall be determined by the Board at the time the Option is granted, but may not be less than Market Value at the time of grant. The terms of the Omnibus Plan allow for the exercise of an Option on a cashless basis. The number of Common Shares received on the cashless exercise of an Option is determined by taking (i) the difference between (A)

the Market Value and (B) the exercise price of such Option, (ii) multiplying that difference by the number of Common Shares to which such Option relates, and then (iii) dividing that product by the Market Value.

DSUs

Each Eligible Participant may elect, once each calendar year, to be paid a percentage of his or her annual retainer in the form of DSUs. The number of DSUs an Eligible Participant is entitled to receive is calculated by taking (i) the percentage elected by the Eligible Participant, (ii) multiplying that percentage by the Eligible Participant’s annual retainer, and then (iii) dividing that product by the Market Value.

RSUs

The purchase price of an RSU is determined by the Board and may be zero.

SARs

The exercise price of a SAR shall be fixed by the Board, but may not be less than the Market Value at the time of grant. Upon exercise, the holder is entitled to receive the number of Common Shares equal to the excess of the Market Value on the effective date of such exercise over the exercise price of the SAR.

Retention Awards

A retention award entitles an Eligible Participant to receive the number of Common Shares that is equal to the retention payment divided by the Market Value on the vesting date of the retention award, disregarding fractions and less any amounts withheld for taxes.

“Market Value” means at any date when the Market Value of Common Shares of the Corporation is to be determined, the volume weighted average trading price of the Common Shares on the five trading days prior to the date of grant, calculated by dividing the total value by the total volume of Common Shares traded for the five trading days prior to the date of grant on the principal stock exchange on which the Common Shares are listed, or if the Common Shares are not listed on any stock exchange, the value as is determined solely by the Board, acting reasonably and in good faith.

Market Appreciation/Dividend Payment

The Omnibus Plan contemplates the award of SARs.

In addition, a holder of DSUs is entitled to receive additional DSUs (or fractions thereof) when dividends are declared and paid on Common Shares. The additional DSUs are based on (i) the actual amount of dividends that would have been paid if the Participant had held Common Shares under the Omnibus Plan on the applicable record date divided by (ii) the Market Value on the date on which the dividends on Common Shares are payable.

Vesting

Restricted Shares

The Omnibus Plan does not contemplate any required vesting of the Restricted Shares. Restrictions and conditions on the disposition of Restricted Shares are determined by the Board at the time of grant.

Options

The Board shall, from time to time by resolution, determine the vesting provisions of the Options.

DSUs

The Board may, at the time of grant, make DSUs subject to restrictions and conditions (i.e. continuing employment or achievement of pre-established performance goals). DSUs are exercisable immediately following the date a Participant resigns or is terminated.

RSUs

The relevant conditions and vesting provisions of a RSU are determined by the Board (including the performance period and criteria, if any). In making its determination regarding the vesting requirements applicable to any RSUs, the Board shall ensure that such requirements are not considered a “salary deferral arrangement” for purposes of applicable legislation. The Board also sets a date upon which it is determined whether the vesting conditions with respect to RSUs have been met (the “RSU Vesting Determination Date”). This then establishes the number of RSUs that become vested. The RSU Vesting Determination Date cannot fall outside the period (the “Restricted Period”) that ends on December 31 of the year that is three (3) years after the calendar year in which the grant of RSUs was made. Any RSU that remains unvested on the RSU Vesting Determination or at the end of the Restricted Period, whichever is earlier, is cancelled.

SARs

The relevant conditions and vesting provisions of a SAR are determined by the Board (including the performance period and criteria, if any).

Retention Awards

The relevant conditions and vesting provisions of a Retention Award are determined by the Board (including the performance period and criteria, if any).

Term

Restricted Shares

Determined by the Board.

Options

The Board shall determine the period in which an Option is exercisable. An Option cannot expire later than ten (10) years from the date it is granted.

DSUs

A Participant may redeem his or her DSUs up to the 120th day after the date of his or her termination.

RSUs

The Board shall determine the Restricted Period, provided such Restricted Period cannot expire later than December 31 of the year that is three (3) years after the calendar year in which the grant of RSUs was made.

SARs

The Board shall determine the period during which a SAR is exercisable, provided such period cannot expire more than ten (10) years from the date the SAR was granted. Retention Awards The relevant conditions and vesting provisions of a Retention Award are determined by the Board (including the performance period and criteria, if any).

Cessation

Options, SARs and Retention Awards

Termination for Cause.

Any Option, SAR or Retention Award, or any unexercised or unvested portion thereof, shall terminate when a Participant ceases to be an Eligible Participant for “cause”.

Death.

Any vested Option, SAR or Retention Award or the unexercised portion thereof (“Vested Award”), may be exercised by the estate of a Participant if such Participant dies while he or she is an Eligible Participant. However, a Vested Award must be exercised (i) within one (1) year of the Participant’s death or (ii) prior to the expiration of the original term of such Vested Award, whichever is earlier.

Disability.

Any Option, SAR or Retention Award, or any unexercised portion thereof, may be exercised by the Participant or his/her representative as the rights to exercise accrue. However, the Award must be exercised (i) within three (3) years of the disability, (ii) until the Participant becomes eligible for long-term disability benefits, or (iii) prior to the expiration of the original term of the Award, whichever is earlier.

Other.

If a Participant ceases to be an Eligible Participant for any reason other than for “cause”, death, or disability, the right to exercise an Option, SAR or Retention Award shall be limited to and expire on the earlier of (i) one (1) year after the date the Participant ceases to be an Eligible Participant or (ii) the expiry date of the Award set forth in the agreement pursuant to which the Award was granted.

RSUs

Termination for Cause.

Any unvested RSUs credit to a Participant’s account shall be forfeited and cancelled immediately upon such Participant ceasing to be an Eligible Participant for “cause” or by resignation.

Cessation of Employment.

When a Participant retires, becomes eligible to receive long-term disability benefits, or has his or her employment terminated for reasons other than “cause” or by reason of injury or disability, such Participant’s participation in the Omnibus Plan shall be terminated immediately. Unvested RSUs shall remain in effect until the applicable RSU Vesting Determination Date.

Retirement.

If a Participant retires and becomes involved in another business or activity in the cannabis industry prior to the applicable RSU Determination Date, then (i) if the Board determines the vesting conditions have not been met on the RSU Vesting Determination Date, the unvested RSUs of such Participant shall be forfeited and cancelled, or (ii) if the Board determines the vesting conditions have been met on the RSU Vesting Determination Date, such Participant is entitled to receive the number of Common Shares he or she is entitled to in respect of such RSUs adjusted for the length of service provided by the Participant to the Corporation.

Death.

If a Participant dies, his or her participation in the Omnibus Plan terminates immediately. All unvested RSUs remain in effect until the RSU Vesting Determination Date. If the Board determines the vesting conditions have not been met on the RSU Vesting Determination Date, the unvested RSUs of such deceased Participant shall be forfeited and cancelled. If the Board determines the vesting conditions have been met on the RSU Vesting Determination Date, such deceased Participant is entitled to receive the number of Common Shares he or she is entitled to in respect of such RSUs adjusted for the length of service provided by the Participant to the Corporation.

Leave of Absence.

If a Participant voluntarily takes a leave of absence, his or her participation in the Omnibus Plan terminates immediately. All unvested RSUs remain in effect until the RSU Vesting Determination Date. If the Board determines the vesting conditions have not been met on the RSU Vesting Determination Date, the unvested RSUs of such Participant shall be forfeited and cancelled. If the Board determines the vesting conditions have been met on the RSU Vesting Determination Date, such Participant is entitled to receive the number of Common Shares he or she is entitled to in respect of such RSUs adjusted for the length of service provided by the Participant to the Corporation.

Restricted Shares

Upon a Participant ceasing to be an Eligible Participant for any reason, any Restricted Shares that have not vested at such time shall automatically be deemed to have been reacquired by the Corporation.

Assignability	Awards granted under the Omnibus Plan are transferrable or assignable only to a “permitted assign”. A permitted assign means the spouse of a Participant or a trustee, holding entity, or RRSP/RRIF of the Participant or his or her spouse.

Amendments

The Board may amend the Omnibus Plan or any Award with consent of the Participants provided that the amendment shall:

•  not adversely alter or impair any Award previously granted;

•  be subject to any regulatory approvals;

•  be subject to Shareholder approval, where required, provided that Shareholder approval is not required for following amendments and the Board may make any changes which may include but are not limited to: (i) amendments of a “housekeeping” nature; (ii) a change to the vesting provisions of any Award; (iii) the introduction or amendment of a cashless exercise feature payable in securities, whether or not such feature provides for a full deduction of the number of underlying securities from the Omnibus Plan reserve; and (iv) the addition of or amendment to any form of financial assistance.

The Board needs Shareholder approval to make the following amendments:

•  any change to the maximum number of Common Shares issuable under the Omnibus Plan, except any increase due to an adjustment or due to the evergreen nature of the plan;

•  any amendment that reduces the exercise price of an Award;

•  any amendment that extends the expiry date of an Award;

•  any amendment that changes the Eligible Participants, including a change that would have the potential to broaden the participation by insiders;

•  any amendment that would permit an Award to be transferable or assignable other than as currently permitted;

•  any amendment that increases the maximum number of shares issuable or issued to insiders; and

•  any amendment to the amendment provisions of the Omnibus Plan.

Common Shares held directly or indirectly by insiders that may benefit from certain amendments shall be excluded from voting when obtaining Shareholder approval.

Financial Assistance	The Omnibus Plan does not contain any form of financial assistance.

Ratification	The Board has not made any grant of Awards that is subject to ratification.

Black-out Period	If the expiration date of an Option or SAR falls within a black-out period or within the ten (10) business days following the end of the black-out period, then the expiration of the Option or SAR is extended to the tenth (10th) business day following the end of the black-out period.

Change of Control

In the event of a “Change in Control”, a reorganization of the Corporation, an amalgamation of the Corporation, an arrangement involving the Corporation, a take-over bid (as that term is defined in the Securities Act (Québec)) for all of the Common Shares or the sale or disposition of all or substantially all of the property and assets of the Corporation, the Board may make such provision for the protection of the rights of the Participants as the Board in its discretion considers appropriate in the circumstances.

“Change in Control” means an event whereby (i) any person becomes the beneficial owner, directly or indirectly, of 50% or more of either the issued and outstanding Common Shares or the combined voting power of the Corporation’s then outstanding voting securities entitled to vote generally; (ii) any person acquires, directly or indirectly, securities of the Corporation to which is attached the right to elect the majority of the directors of the Corporation; or (iii) the Corporation undergoes a liquidation or dissolution or sells all or substantially all of its assets.

Adjustments	The Omnibus Plan may be adjusted if certain changes are made to the Corporation’s capitalization (e.g. subdivision, consolidation or reclassification of or a distribution of assets on (other than an ordinary course dividend) the Common Shares) in order to preclude a dilution or enlargement of the benefits due to Participants under the Omnibus Plan.

Shareholder Approval of the Omnibus Plan

At the Meeting, Shareholders will be asked to consider and, if deemed appropriate, to pass, with or without variation, the following resolution to approve the Omnibus Plan and the unallocated Awards issuable thereunder (the “Omnibus Plan Resolution”):

“WHEREAS the Board of Directors of the Corporation approved on June 27, 2018 the adoption of an omnibus long-term incentive plan (the “Omnibus Plan”) of the Corporation, as set out in the management information circular of the Corporation dated July 16, 2018 (the “Circular”);

AND WHEREAS since the Omnibus Plan was adopted by the Board, on July 12, 2018, the Board of Directors of the Corporation granted 5,691,500 stock options to certain directors, officers and non-executive employees of the Corporation under the Omnibus Plan (the “Granted Options”) which are subject to shareholder ratification, 4,325,000 of which were granted to directors and officers and 1,366,500 of which were granted to non-executive employees and all of which have an exercise price of $4.89 per share and a term of 10 years, subject to vesting, as set out in the Circular;

NOW THEREFORE BE IT HEREBY RESOLVED THAT:

1.	the Omnibus Plan as set out in the Circular be and is hereby approved;

2.	the Granted Options as set out in the Circular be and are hereby ratified;

3.

the Corporation be and is hereby authorized to grant Awards (as defined under the Omnibus Plan) to acquire up to 10% of the issued and outstanding common shares in the capital of the Corporation from time to time in accordance with the terms of the Omnibus Plan; and

4.

any one director or officer of the Corporation be and is hereby authorized, for and on behalf of the Corporation, to execute and deliver all documents and do all things as such person may determine to be necessary or advisable to give effect to this resolution, the execution of any such document or the doing of any such other act or thing being conclusive evidence of such determination.”

The Board believes that it is in the best interests of the Corporation to approve the Omnibus Plan Resolution and, accordingly, recommends that Shareholders vote FOR the Omnibus Plan Resolution. Proxies received in favour of management designees will be voted FOR the Omnibus Plan Resolution, unless a Shareholder has specified in the proxy that his, her or its Common Shares are to be voted against the Omnibus Plan Resolution. As an ordinary resolution, a majority of the votes cast by Shareholders at the Meeting are required to approve the Omnibus Plan Resolution.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

No director, proposed director, executive officer, nor any of their respective associates or affiliates, is or has been indebted to the Corporation or its subsidiaries since the beginning of the Corporation’s most recently completed financial year.

TRANSFER AGENT AND REGISTRAR

The Corporation’s transfer agent and registrar for the Common Shares is TSX Trust Company at its office at 100 Adelaide Street West Toronto, Ontario, M5H 4H1.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Except as disclosed in this Circular, neither the Corporation nor any director or officer of the Corporation, nor any proposed nominee for election as a director of the Corporation, nor any other insider of the Corporation, nor any associate or affiliate of any one of them has or has had, at any time since the beginning of the year ended July 31, 2018, any material interest, direct or indirect, in any transaction or proposed transaction that has materially affected or would materially affect the Corporation.

OTHER MATTERS WHICH MAY COME BEFORE THE MEETING

Management of the Corporation knows of no matters to come before the Meeting other than as set forth in this Circular. HOWEVER, IF OTHER MATTERS WHICH ARE NOT KNOWN TO THE MANAGEMENT SHOULD PROPERLY COME BEFORE THE MEETING, THE ENCLOSED FORM OF PROXY WILL BE USED TO VOTE ON SUCH MATTERS IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PERSONS VOTING THE PROXY.

ADDITIONAL INFORMATION

Additional information relating to the Corporation is available under the Corporation’s profile on SEDAR at www.sedar.com. Financial information is provided in the Corporation’s audited comparative financial statements and management’s discussion and analysis for the year ended July 31, 2018. Copies of the Corporation’s financial statements and management’s discussion and analysis may be obtained under the Corporation’s profile on SEDAR at www.sedar.com or upon written request to the Corporate Secretary at 490 St-Joseph, Suite 204, Gatineau, Québec, J8Y 3Y7.

APPROVAL OF BOARD

The contents of this Circular and delivery of it to each director of the Corporation, to the auditors of the Corporation and to the Shareholders of the Corporation entitled to notice of the Meeting, have been approved by the directors of the Corporation.

DATED at Gatineau, Québec this 16th day of July, 2018.

BY ORDER OF THE BOARD OF DIRECTORS

(Signed) “Sebastien St-Louis”
Sebastien St-Louis
Chief Executive Officer and Director

APPENDIX “A”

OMNIBUS LONG-TERM INCENTIVE PLAN

(See Attached)

THE HYDROPOTHECARY CORPORATION

OMNIBUS LONG-TERM INCENTIVE PLAN

June 27, 2018

THE HYDROPOTHECARY CORPORATION

OMNIBUS LONG-TERM INCENTIVE PLAN

The Hydropothecary Corporation (the “Corporation”) hereby establishes this Omnibus Long-Term Incentive Plan for Eligible Participants and for the purposes set out herein.

ARTICLE 1 — DEFINITIONS

Section 1.1 Definitions.

Where used herein or in any amendments hereto or in any communication required or permitted to be given hereunder, the following terms shall have the following meanings, respectively, unless the context otherwise requires:

“Account” means an account maintained for each Participant on the books of the Corporation which will be credited with Awards, including any Dividend Equivalents, in accordance with the terms of this Plan;

“Affiliate” has the meaning given to this term in the Securities Act (Québec), as such legislation may be amended, supplemented or replaced from time to time;

“Associate”, where used to indicate a relationship with a Participant, means (i) any partner of that Participant and (ii) the spouse of that Participant and that Participant’s children, as well as that Participant’s relatives and that Participant’s spouse’s relatives, if they share that Participant’s residence;

“Awards” means an Option, a SAR, a Restricted Share, a RSU, a DSU or a Retention Award granted to a Participant pursuant to the terms of the Plan;

“Black-Out Period” means a period of time when pursuant to any policies of the Corporation, any securities of the Corporation may not be traded by certain persons designated by the Corporation;

“Board” has the meaning ascribed thereto in Section 2.2(1) hereof;

“Broker” means a broker independent from the Corporation or any of its Subsidiaries who has been designated by the Corporation as the broker that will purchase Shares pursuant to the Plan and who is a member of the principal Canadian stock exchange or other public exchange on which the Shares are listed, or, if the Shares are not then listed, as selected by the Board acting in good faith;

“Business Day” means a day other than a Saturday, Sunday or statutory holiday, when banks are generally open for business in Gatineau, Québec, Canada, for the transaction of banking business;

“Cash Equivalent” means the amount of money equal to the Market Value multiplied by the number of vested RSUs in the Participant’s Account, net of any applicable taxes in accordance with Section 11.2, on the RSU Settlement Date;

“Change in Control” means an event whereby (i) any Person becomes the beneficial owner, directly or indirectly, of 50% or more of either the issued and outstanding Shares or the combined voting power of the Corporation’s then outstanding voting securities entitled to vote generally; (ii) any Person acquires, directly or indirectly, securities of the Corporation to which is attached the right to elect the majority of the directors of the Corporation; or (iii) the Corporation undergoes a liquidation or dissolution or sells all or substantially all of its assets;

“Code of Conduct” means any code of conduct adopted by the Corporation, as modified from time to time;

“Committee” has the meaning ascribed thereto in Section 2.2(1) hereof;

“Corporation” means The Hydropothecary Corporation, a corporation existing under the Business Corporations Act (Ontario), and its successors from time to time;

“Dividend Equivalent” means a bookkeeping entry equivalent in value to a dividend paid on a Share credited to a Participant’s Account in accordance with Section 5.5 hereof;

“DSU” means a deferred share unit, which is a bookkeeping entry equivalent in value to a Share credited by the Corporation to a Participant’s Account in accordance with Article 5 hereof, subject to the provisions of this Plan;

“DSU Agreement” means a written letter agreement between the Corporation and a Participant evidencing the grant of DSUs and the terms and conditions thereof;

“Eligibility Date” has the meaning ascribed thereto in Section 9.2(3) hereof;

“Eligible Participants” has the meaning ascribed thereto in Section 2.3(1) hereof;

“Employment Agreement” means, with respect to any Participant, any written employment agreement between the Corporation or an affiliate and such Participant;

“Exercise Notice” means a notice in writing signed by a Participant and stating the Participant’s intention to exercise a particular Award, if applicable;

“Grant Agreement” means an agreement evidencing the grant to a Participant of an Award, including a Restricted Share Agreement, an Option Agreement, a SAR Agreement, a DSU Agreement, a RSU Agreement, a Retention Award Agreement or an Employment Agreement;

“Insider” has the meaning given to the term in Part I of the TSX Company Manual, as same may be amended, supplemented or replaced from time to time;

“Market Value” means at any date when the Market Value of Shares of the Corporation is to be determined, the volume weighted average trading price of the Shares on the five Trading Days prior to the date of grant, calculated by dividing the total value by the total volume of Shares traded for the five Trading Days prior to the date of grant on the principal stock exchange on which the Shares are listed, or if the Shares of the Corporation are not listed on any stock exchange, the value as is determined solely by the Board, acting reasonably and in good faith;

“Notice of Redemption” means the written notice by a Participant, or the administrator or liquidator of the estate of the Participant, to the Corporation of the Participant’s wish to redeem his or her DSUs for cash or Shares;

“Option” means an option granted by the Corporation to a Participant entitling such Participant to acquire a designated number of Shares from treasury at the Option Price, subject to the provisions of this Plan;

“Option Agreement” means a written letter agreement between the Corporation and a Participant evidencing the grant of Options and the terms and conditions thereof;

“Option Price” has the meaning ascribed thereto in Section 4.2 hereof;

“Option Term” has the meaning ascribed thereto in Section 4.4(1) hereof;

“Participants” means Eligible Participants that are granted Awards under the Plan;

“Participant’s Account” means an account maintained for each Participant’s participation in DSUs and/or RSUs under the Plan;

“Performance Criteria” means criteria established by the Board which, without limitation, may include criteria based on the Participant’s personal performance and/or the financial performance of the Corporation and/or of its Affiliates, and that may be used to determine the vesting of the Awards, when applicable;

“Performance Period” means the period determined by the Board pursuant to Section 6.3 hereof;

“Person” means an individual, corporation, company, cooperative, partnership, trust, unincorporated association, entity with juridical personality or governmental authority or body, and pronouns which refer to a Person shall have a similarly extended meaning;

“Plan” means this Omnibus Long-Term Incentive Plan, as amended and restated from time to time;

“Restricted Share” means a Share granted to a Participant with such restrictions and conditions upon the Participant’s disposition of such Shares as may be determined by the Board at the time of the grant and granted in accordance with Article 3 hereof, subject to the provisions of this Plan;

“Restricted Share Agreement” means a written letter agreement between the Corporation and a Participant evidencing the grant of Restricted Shares and the terms and conditions thereof;

“Restriction Period” means the period determined by the Board pursuant to Section 6.4(1) hereof;

“Retention Award” means any payment to a Participant that is not payable periodically for services provided by the Participant, as determined by the Board from time to time, as provided in Article 8 hereof.

“Retention Award Agreement” means a written letter agreement between the Corporation and a Participant evidencing the grant of Retention Awards and the terms and conditions thereof;

“Retention Payment” means the retention payment specified in the Retention Agreement or Employment Agreement;

“RSU” means a right awarded by the Corporation to a Participant to receive a payment in the form of Shares as provided in Article 3 hereof, subject to the provisions of this Plan;

“RSU Agreement” means a written letter agreement between the Corporation and a Participant evidencing the grant of RSUs and the terms and conditions thereof;

“RSU Settlement Date” has the meaning determined in Section 6.6(1)(a);

“RSU Settlement Notice” means a notice by a Participant to the Corporation electing the desired form of settlement of vested RSUs.

“RSU Vesting Determination Date” has the meaning described thereto in Section 6.5 hereof;

“SAR” means a right granted to a Participant as provided in Article 7 hereof to receive, upon exercise by the Participant, the excess of (i) the Market Value of one Share on the date of exercise over (ii) the grant price of the right on the date of grant, or if granted in connection with an outstanding Option on the date of grant of the related Option, as specified by the Board in its sole discretion, which, except in the case of Substitute Awards, shall not be less than the Market Value of one Share on such date of grant of the right or the related Option, as the case may be, subject to the provisions of this Plan;

“SAR Agreement” means a written letter agreement between the Corporation and a Participant evidencing the grant of SARs and the terms and conditions thereof;

“SAR Price” has the meaning ascribed thereto in Section 7.2 hereof;

“SAR Term” has the meaning ascribed thereto in Section 7.4(1) hereof;

“Share Compensation Arrangement” means a stock option, stock option plan, employee stock purchase plan, long-term incentive plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Shares to one or more full-time employees, directors, officers, insiders, service providers or consultants of the Corporation or a Subsidiary including a share purchase from treasury by a full-time employee, director, officer, insider, service provider or consultant which is financially assisted by the Corporation or a Subsidiary by way of a loan, guarantee or otherwise;

“Shares” means the common shares in the share capital of the Corporation;

“Subsidiary” means a corporation, company or partnership that is controlled, directly or indirectly, by the Corporation;

“Successor Corporation” has the meaning ascribed thereto in Section 10.1(3) hereof;

“Tax Act” means the Income Tax Act (Canada) and its regulations thereunder, as amended from time to time.

“Termination Date” means (i) in the event of a Participant’s resignation, the date on which such Participant ceases to be an employee of the Corporation or a Subsidiary and (ii) in the event of the termination of the Participant’s employment by the Corporation or a Subsidiary, the effective date of the termination as specified in the notice of termination provided to the Participant by the Corporation or the Subsidiary, as the case may be;

“Trading Day” means any day on which the TSX is opened for trading;

“TSX” means the Toronto Stock Exchange; and

“Vested Awards” has the meaning described thereto in Section 9.2(2) hereof.

ARTICLE 2 — PURPOSE AND ADMINISTRATION OF THE PLAN; GRANTING OF AWARDS

Section 2.1 Purpose of the Plan.

(1)	The purpose of the Plan is to permit the Corporation to grant Awards to Eligible Participants, subject to certain conditions as hereinafter set forth, for the following purposes:

(a)

to increase the interest in the Corporation’s welfare of those Eligible Participants, who share responsibility for the management, growth and protection of the business of the Corporation or a Subsidiary;

(b)

to provide an incentive to such Eligible Participants to continue their services for the Corporation or a Subsidiary and to encourage such Eligible Participants whose skills, performance and loyalty to the objectives and interests of the Corporation or a Subsidiary are necessary or essential to its success, image, reputation or activities;

(c)	to reward the Participants for their performance of services while working for the Corporation or a Subsidiary; and

(d)	to provide a means through which the Corporation or a Subsidiary may attract and retain able Persons to enter its employment.

Section 2.2 Implementation and Administration of the Plan.

(1)

The Plan shall be administered and interpreted by the Board of Directors of the Corporation (the “Board”) or, if the Board by resolution so decides, by a committee appointed by the Board (the “Committee”) and consisting of not less than three (3) members of the Board. If a Committee is appointed for this purpose, all references to the term “Board” will be deemed to be references to the Committee.

(2)

The Board or, for greater certainty, the Committee, may, from time to time, as it may deem expedient, adopt, amend and rescind rules, regulations and policies for carrying out the provisions and purposes of the Plan, subject to any applicable rules of the TSX. Subject to the provisions of the Plan, the Board or, for greater certainty, the Committee, is authorized, in its sole discretion, to make such determinations under, and such interpretations of, and take such steps and actions in connection with, the proper administration of the Plan as it may deem necessary or advisable. The interpretation, construction and application of the Plan and any provisions hereof made by the Board or, for greater certainty, the Committee, shall be final and binding on all Eligible Participants.

(3)

No member of the Board or, for greater certainty, the Committee, shall be liable for any action or determination taken or made in good faith in the administration, interpretation, construction or application of the Plan or any Award granted hereunder.

(4)

Any determination approved by a majority of the Board or, for greater certainty, the Committee, shall be deemed to be a determination of that matter by the Board or, for greater certainty, the Committee.

(5)

Subject to the terms of this Plan and applicable law, the Board or, for greater certainty, the Committee, may delegate to one or more officers of the Corporation, or to a committee of such officers, the authority, subject to such terms and limitations as the Board or the Committee may determine, to grant, cancel, modify, waive rights with respect to, alter, discontinue, suspend or terminate Awards.

Section 2.3 Eligible Participants.

(1)

The Persons who shall be eligible to receive Awards (“Eligible Participants”) shall be the directors, officers, senior executives and other employees of the Corporation or a Subsidiary, consultants and service providers providing ongoing services to the Corporation and its Affiliates. In determining Awards to be granted under the Plan, the Board shall give due consideration to the value of each Eligible Participant’s present and potential future contribution to the Corporation’s success. For greater certainty, a Person whose employment with the Corporation or a Subsidiary has ceased for any reason, or who has given notice or been given notice of such cessation, whether such cessation was initiated by such employee, the Corporation or such Subsidiary, as the case may be, shall cease to be eligible to receive Awards hereunder as of the date on which such Person provides notice to the Corporation or the Subsidiary, as the case may be, in writing or verbally, of such cessation, or on the Termination Date for any cessation of a Participant’s employment initiated by the Corporation.

(2)	Participation in the Plan shall be entirely voluntary and any decision not to participate shall not affect an Eligible Participant’s relationship or employment with the Corporation.

(3)

Notwithstanding any express or implied term of this Plan to the contrary, the granting of an Award pursuant to the Plan shall in no way be construed as a guarantee of employment by the Corporation to the Participant.

Section 2.4 Shares Subject to the Plan.

(1)

Subject to adjustment pursuant to provisions of Article 10 hereof, the total number of shares reserved and available for grant and issuance pursuant to Awards shall not exceed a number of Shares equal to ten percent (10%) of the total issued and outstanding Shares of the Corporation at the time of granting of Awards (on a non-diluted basis) or such other number as may be approved by the shareholders of the Corporation from time to time. Any increase in the issued and outstanding Shares (whether as a result of exercise of Awards or otherwise) will result in an increase in the number of Shares that may be issued on Awards outstanding at any time and any increase in the number of Awards granted will, upon exercise, make new grants available under the Plan.

(2)

Shares in respect of which an Award is granted under the Plan, but not exercised prior to the termination of such Award or not vested or delivered prior to the termination of such Award due to the expiration, termination or lapse of such Award, shall be available for Awards to be granted thereafter pursuant to the provisions of the Plan. All Shares issued pursuant to the exercise or the vesting of the Awards granted under the Plan shall be so issued as fully paid and non-assessable Shares.

(3)

The aggregate number of Shares (i) issued to Insiders under the Plan or any other proposed or established Share Compensation Arrangement within any one-year period and (ii) issuable to Insiders at any time under the Plan or any other proposed or established Share Compensation Arrangement, shall in each case not exceed ten percent (10%) of the issued and outstanding Shares (on a non-diluted basis).

Section 2.5 Granting of Awards.

(1)

Any Award granted under the Plan shall be subject to the requirement that if at any time counsel to the Corporation shall determine that the listing, registration or qualification of the Shares subject to such Award, if applicable, upon any securities exchange or under any law or regulation of any jurisdiction, or the consent or approval of any securities exchange or any governmental or regulatory body, is necessary as a condition of, or in connection with, the grant or exercise of such Award or the issuance or purchase of Shares thereunder, if applicable, such Award may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Board. Nothing herein shall be deemed to require the Corporation to apply for or to obtain such listing, registration, qualification, consent or approval.

(2)

Any Award granted under the Plan shall be subject to the requirement that the Corporation has the right to place any restriction or legend on any securities issued pursuant to this Plan including, but in no way limited to placing a legend to the effect that the securities have not been registered under the United States Securities Act of 1933 and may not be offered or sold in the United States unless registration or an exemption from registration is available.

ARTICLE 3 — RESTRICTED SHARES

Section 3.1 Nature of Restricted Shares.

A Restricted Share is a Share with such restrictions and conditions placed upon the Share’s disposition by the Participant as the Board may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives.

Section 3.2 Restricted Share Awards.

Subject to the provisions herein set forth and any shareholder or regulatory approval which may be required, the Board shall, from time to time by resolution, in its sole discretion, (i) designate the Eligible Participants who may receive Restricted Shares under the Plan, (ii) fix the number of Restricted Shares, if any, to be granted to each Eligible Participant and the date or dates on which such Restricted Shares shall be granted, and (iii) determine the restrictions and conditions applicable to such Restricted Shares, the whole subject to the terms and conditions prescribed in this Plan.

Section 3.3 Payment to Participant.

(1)	The Corporation shall, as soon as possible after the grant of Restricted Shares, cause the transfer agent and registrar of the Shares to either:

(a)	deliver to the Participant a certificate in the name of the Participant representing in the aggregate such number of Shares as the Participant shall then be entitled to receive; or

(b)

in the case of Restricted Shares issued in uncertificated form, cause the issuance of the aggregate number of Restricted Shares as the Participant shall then be entitled to receive to be evidenced by a book position on the register of the shareholders of the Corporation maintained by the transfer agent and registrar of the Shares.

(2)

Each certificate representing Restricted Shares shall bear the following legend, as amended to reflect the restrictions and/or conditions placed upon the Shares’ disposition as the Board may determine at the time of grant:

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS IN ACCORDANCE WITH THE CORPORATION’S OMNIBUS LONG-TERM INCENTIVE PLAN DATED ●, AND A RESTRICTED SHARE AGREEMENT DATED ●. THE SECURITIES REPRESENTED HEREBY MAY NOT BE TRANSFERRED UNTIL ●.”

(3)	Unless the Board shall otherwise determine,

(a)

uncertificated Restricted Shares shall be accompanied by a notation on the records of the Corporation or the transfer agent and registrar to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 3.3(4) below; and

(b)	certificated Restricted Shares shall remain in the possession of the Corporation until such Restricted Shares have vested as provided in Section 3.3(4) below,

and the Participant shall be required, as a condition of the grant of such Restricted Shares, to deliver to the Corporation such instruments of transfer as the Board may prescribe.

(4)

The Board at the time of grant shall specify the date or dates and/or the restrictions and conditions on which the non-transferability of the Restricted Shares and the Corporation’s right of repurchase or forfeiture shall lapse. Subsequent to such date, or dates and/or the attainment of the restrictions and conditions, the Restricted Shares for which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed “vested”.

Section 3.4 Restricted Share Agreements.

The terms of the Restricted Shares shall be evidenced by a Restricted Share Agreement or included in an Employment Agreement, in such form not inconsistent with the Plan as the Board may from time to time determine, provided that the substance of Article 3 and Article 9 hereof be included therein. The Restricted Share Agreement shall contain such terms that may be considered necessary in order that the Restricted Shares will comply with any provisions respecting restricted securities in the income tax or other laws in force in any country or jurisdiction of which the Participant may from time to time be a resident or citizen or the rules of any regulatory body having jurisdiction over the corporation.

ARTICLE 4 —OPTIONS

Section 4.1 Nature of Options.

An Option is an option granted by the Corporation to a Participant entitling such Participant to acquire a designated number of Shares from treasury at the Option Price, subject to the provisions of this Plan.

Section 4.2 Option Awards.

Subject to the provisions set forth in this Plan and any shareholder or regulatory approval which may be required, the Board shall, from time to time by resolution, in its sole discretion, (i) designate the Eligible Participants who may receive Options under the Plan, (ii) fix the number of Options, if any, to be granted to each Eligible Participant and the date or dates on which such Options shall be granted, (iii) determine the price per Share to be payable upon the exercise of each such Option (the “Option Price”) and the relevant vesting provisions (including Performance Criteria, if applicable) and Option Term, the whole subject to the terms and conditions prescribed in this Plan, in any Option Agreement and any applicable rules of the TSX.

Section 4.3 Option Price.

The Option Price for Shares that are the subject of any Option shall be fixed by the Board when such Option is granted, but shall not be less than the Market Value of such Shares at the time of the grant.

Section 4.4 Option Term.

(1)

The Board shall determine, at the time of granting the particular Option, the period during which the Option is exercisable, commencing on the date such Option is granted to the Participant and ending as specified in this Plan, or in the Option Agreement, but in no event shall an Option expire on a date which is later than ten (10) years from the date the Option is granted (“Option Term”). Unless otherwise determined by the Board, all unexercised Options shall be cancelled at the expiry of such Options.

(2)

Should the expiration date for an Option fall within a Black-Out Period or within ten (10) Business Days following the expiration of a Black-Out Period, such expiration date shall be automatically extended without any further act or formality to that date which is the tenth Business Day after the end of the Black-Out Period, such tenth Business Day to be considered the expiration date for such Option for all purposes under the Plan. Notwithstanding Section 10.2 hereof, the ten (10) Business Day-period referred to in this Section 4.4 may not be extended by the Board.

Section 4.5 Exercise of Options.

(1)

Subject to the provisions of this Plan, a Participant shall be entitled to exercise an Option granted to such Participant at any time prior to the expiry of the Option Term, subject to vesting limitations which may be imposed by the Board at the time such Option is granted.

(2)

Prior to its expiration or earlier termination in accordance with the Plan, each Option shall be exercisable as to all or such part or parts of the optioned Shares and at such time or times and/or pursuant to the achievement of such Performance Criteria and/or other vesting conditions as the Board at the time of granting the particular Option, may determine in its sole discretion. For greater certainty, no Option shall be exercised by a Participant during a Black-Out Period.

Section 4.6 Method of Exercise and Payment of Purchase Price.

(1)

Subject to the provisions of the Plan, an Option granted under the Plan shall be exercisable (from time to time as provided in Section 4.5 hereof) by the Participant (or by the liquidator, executor or administrator, as the case may be, of the estate of the Participant) by delivering a fully completed Exercise Notice to the Corporation at its registered office to the attention of the Corporate Secretary of the Corporation (or the individual that the Corporate Secretary of the Corporation may from time to time designate) or give notice in such other manner as the Corporation may from time to time designate, which notice shall specify the number of Shares in respect of which the Option is being exercised and shall be accompanied by full payment, by cash, cheque or bank draft of the purchase price for the number of Shares specified therein. Unless otherwise determined by the Board the Corporation shall not offer financial assistance in regards to the exercise of an Option.

(2)

Upon the exercise of an Option, the Corporation shall, as soon as practicable after such exercise but no later than ten (10) Business Days following such exercise, forthwith cause the transfer agent and registrar of the Shares to either:

(a)

deliver to the Participant (or to the liquidator, executor or administrator, as the case may be, of the estate of the Participant) a certificate in the name of the Participant representing in the aggregate such number of Shares as the Participant (or to the liquidator, executor or administrator, as the case may be, of the estate of the Participant) shall have then paid for and as are specified in such Exercise Notice; or

(b)

in the case of Shares issued in uncertificated form, cause the issuance of the aggregate number of Shares as the Participant (or the liquidator, executor or administrator, as the case may be, of the estate of the Participant) shall have then paid for and as are specified in such Exercise Notice to be evidenced by a book position on the register of the shareholders of the Corporation to be maintained by the transfer agent and registrar of the Shares.

(3)

With the consent of the Board, a Participant may, rather than exercise the Option which the Participant is entitled to exercise under this Plan as provided above, elect to surrender such Option, in whole or in part and, in lieu of receiving the Shares to which the exercised Option relates, receive, as consideration for the surrender of such Option, the number of Shares, disregarding fractions, which, when multiplied by the Market Value of the Shares to which the exercised Option relates, have a value equal to the product of the number of Shares to which the exercised Option relates multiplied by the difference between the Market Value of such Shares and the Option Price of such Option, less any amount withheld on account of taxes in accordance with Section 11.2. The Corporation makes no representation to any Participant (or to the liquidator, executor or administrator, as the case may be, of the estate of the Participant) that it will waive or renounce its right to claim a deduction in respect of such payment.

Section 4.7 Option Agreements.

Options shall be evidenced by an Option Agreement or included in an Employment Agreement, in such form not inconsistent with the Plan as the Board may from time to time determine, provided that the substance of Article 4 and Article 9 hereof be included therein. The Option Agreement shall contain such terms that may be considered necessary in order that the Option will comply with any provisions respecting options in the income tax or other laws in force in any country or jurisdiction of which the

Participant may from time to time be a resident or citizen or the rules of any regulatory body having jurisdiction over the corporation.

ARTICLE 5 – DEFERRED SHARE UNITS

Section 5.1 Nature of DSUs.

A DSU is an Award of phantom share units to an Eligible Participant, subject to restrictions and conditions as the Board may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives.

Section 5.2 Election to Participate.

Each Eligible Participant may elect, once each calendar year, to be paid a percentage of his or her annual retainer in the form of DSUs, with the balance being paid in cash. In the case of an existing Eligible Participant, the election must be completed, signed and delivered to the Corporation by the end of the fiscal year preceding the fiscal year to which such election is to apply. In the case of a new Eligible Participant, the election must be completed, signed and delivered to the Corporation as soon as possible, and, in any event, no later than thirty (30) days, after the Eligible Participant’s appointment, with such election to be effective on the first day of the fiscal quarter of the Corporation next following the date of the Corporation’s receipt of the election until the final day of the fiscal year of appointment. For the first year of the Plan, Eligible Participants must make such election as soon as possible, and, in any event, no later than thirty (30) days, after adoption of the Plan and the election shall be effective on the first day of the fiscal quarter of the Corporation next following the date of the Corporation’s receipt of the election until the final day of such fiscal year. If no election is made in respect of a particular fiscal year, the new or existing Eligible Participant will receive the annual retainer in cash.

Section 5.3 DSU Awards.

The number of DSUs that an Eligible Participant is entitled to receive in a fiscal year is based upon the percentage that the Eligible Participant has elected to receive in DSUs multiplied by the Participant’s annual retainer divided by the Market Value. At the discretion of the Board, fractional DSUs will not be issued and any fractional entitlements will be rounded down to the nearest whole number.

Section 5.4 Redemption of DSUs.

(1)

Each Participant shall be entitled to redeem his or her DSUs during the period commencing on the business day immediately following the Termination Date and ending on the 90th day following the Termination Date by providing a written Notice of Redemption to the Corporation. In the event of death of a Participant, the Notice of Redemption shall be filed by the administrator or liquidator of the estate of the Participant. The Notice of Redemption must specify an election to receive:

(a)

a cash payment equal to the number of DSUs credited to the Participant’s Account as of the Termination Date multiplied by the Market Value on the Termination Date, net of any applicable withholding taxes; or

(b)	Shares purchased on the Participant’s behalf on the open market by a Broker; or

(c)	a percentage of the DSUs paid out in cash and the remaining percentage of the DSUs paid out as Shares on the Participant’s behalf on the open market by a Broker.

In the event a Notice of Redemption is not provided by a Participant, such Participant will be deemed to have elected to receive a cash payment as provided for in Section 5.4(1)(a).

(2)

Where Shares are purchased on the open market on the Participant’s behalf, the Corporation will remit all or a portion of the final payment to the Broker, and the Broker will be required to (within ten (10) business days) use the amount to purchase Shares in the open market on the principal Canadian stock exchange or any other public exchange on which the Shares are traded. The number of Shares will be computed by taking the number of DSUs that the Participant elected to receive in Shares, net of the number of DSUs that would equal to any applicable withholding taxes. Any Shares acquired by the Broker from all or a portion of the final payment and any cash remaining therefrom shall be delivered directly to the Participant forthwith as soon as practicable upon completion of such purchases. The Corporation will pay all brokerage fees arising in connection with the purchase of Shares by the Broker in accordance with the Plan.

(3)

The Corporation will make all of the payments described in this Article 5 (referred to hereinafter as the “Final Payment”) to the Participant or the Broker, within 120 days of the Termination Date. Upon making such payment to the Participant or the Broker, the DSUs upon which such payment was based shall be cancelled and no further payments shall be made from the Plan in relation to such DSUs.

Section 5.5 Award of Dividend Equivalents.

Dividend Equivalents will be awarded in respect of DSUs in a Participant’s Account on the same basis as dividends declared and paid on Shares as if the Participant was a shareholder of record of Shares on the relevant record date. These Dividend Equivalents will be credited to the Participant’s Account as additional DSUs (or fractions thereof), with the number of additional DSUs based on (a) the actual amount of dividends that would have been paid if the Participant had held Shares under the Plan on the applicable record date divided by (b) the Market Value per Share on the date on which the dividends on Shares are payable. For greater certainty, no DSUs representing Dividend Equivalents will be credited to a Participant’s Account in relation to DSUs that have been previously cancelled or paid out of the Plan and all additional DSUs credited as a result of a Dividend Equivalent will be credited at the same time as any applicable Final Payment.

Section 5.6 Unfunded Plan.

Unless otherwise determined by the Board, this Plan shall be unfunded. To the extent any Participant or his or her estate holds any rights by virtue of a grant of DSUs under this Plan, such rights (unless otherwise determined by the Board) shall be no greater than the rights of an unsecured creditor of the Corporation. Notwithstanding the foregoing, any determinations made shall be such that the Plan continuously meets the requirements of paragraph 6801(d) of the Income Tax Regulations, adopted under the Tax Act or any successor provision thereto.

Section 5.7 DSU Agreements.

DSUs shall be evidenced by a DSU Agreement or included in an Employment Agreement, in such form not inconsistent with the Plan as the Board may from time to time determine, provided that the substance of Article 5 and Article 9 hereof be included therein. The DSU Agreement shall contain such terms that may be considered necessary in order that the DSU will comply with any provisions respecting deferred share units in the income tax or other laws in force in any country or jurisdiction of which the Participant may from time to time be a resident or citizen or the rules of any regulatory body having jurisdiction over the corporation.

ARTICLE 6 — RESTRICTED SHARE UNITS

Section 6.1 Nature of RSUs.

A RSU is an Award entitling the recipient to acquire Shares, at such purchase price (which may be zero) as determined by the Board, subject to such restrictions and conditions as the Board may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives.

Section 6.2 RSU Awards.

(1)

Subject to the provisions herein set forth and any shareholder or regulatory approval which may be required, the Board shall, from time to time by resolution, in its sole discretion, (i) designate the Eligible Participants who may receive RSUs under the Plan, (ii) fix the number of RSUs, if any, to be granted to each Eligible Participant and the date or dates on which such RSUs shall be granted, and (iii) determine the relevant conditions and vesting provisions (including the applicable Performance Period and Performance Criteria, if any) and Restriction Period of such RSUs, the whole subject to the terms and conditions prescribed in this Plan and in any RSU Agreement.

(2)	The RSUs are structured so as to be considered to be a plan described in section 7 of the Tax Act or any successor provision thereto.

(3)

Subject to the vesting and other conditions and provisions herein set forth and in the RSU Agreement, each RSU awarded to a Participant shall entitle the Participant, at his or her election, to receive one Share issued from treasury or the Cash Equivalent at any time beginning on the first Business Day following their RSU Vesting Determination Date but no later than the RSU Settlement Date.

Section 6.3 Restriction Period.

The applicable restriction period in respect of a particular RSU award shall be determined by the Board but in all cases shall end no later than December 31 of the calendar year which is three (3) years after the calendar year in which the Award is granted (“Restriction Period”). For example, the Restriction Period for a grant made in June 2018 shall end no later than December 31, 2021. Subject to the Board’s determination, any vested RSUs with respect to a Restriction Period will be paid to Participants in accordance with Article 5, no later than the end of the Restriction Period. Unless otherwise determined by the Board, all unvested RSUs shall be cancelled on the RSU Vesting Determination Date (as such term is defined in Section 6.5) and, in any event, no later than the last day of the Restriction Period.

Section 6.4 Performance Criteria and Performance Period.

(1)

For each award of RSUs, the Board shall establish the period in which any Performance Criteria and other vesting conditions must be met in order for a Participant to be entitled to receive Shares in exchange for all or a portion of the RSUs held by such Participant (the “Performance Period”), provided that such Performance Period may not expire after the end of the Restriction Period, being no longer than three (3) years after the financial year in which the Award was granted. For example, a Performance Period determined by the Board to be for a period of three (3) financial years will start on the first day of the financial year in which the award is granted and will end on the last day of the second financial year after the year in which the grant was made. In such a case, for a grant made on August 5, 2018, the Performance Period will start on August 1, 2018 and will end on July 31, 2020.

(2)

For each award of RSUs, the Board shall establish any Performance Criteria and other vesting conditions which must be met during the Performance Period in order for a Participant to be entitled to receive Shares in exchange for his or her RSUs.

Section 6.5 RSU Vesting Determination Date.

The vesting determination date means the date on which the Board determines if the Performance Criteria and/or other vesting conditions with respect to a RSU have been met (the “RSU Vesting

Determination Date”), and as a result, establishes the number of RSUs that become vested, if any. For greater certainty, the RSU Vesting Determination Date must fall after the end of the Performance Period, if any, but no later than the last day of the Restriction Period.

Section 6.6 Settlement of RSUs.

(1)	Except as otherwise provided in the RSU Agreement, in the event that the vesting conditions, the Performance Criteria and Performance Period, if applicable, of an RSU are satisfied:

(a)

all of the vested RSUs covered by a particular grant may, subject to Section 6.6(4), be settled at any time beginning on the first Business Day following their RSU Vesting Determination Date but no later than the date that is ten (10) years from their RSU Vesting Determination Date (the “RSU Settlement Date”);

(b)	a Participant is entitled to deliver to the Corporation, on or before the RSU Settlement Date, an RSU Settlement Notice in respect of any or all vested RSUs held by such Participant; and

(c)

in the RSU Settlement Notice, the Participant will elect, in such Participant’s sole discretion, including with respect to any fractional RSUs, to settle vested RSUs for their Cash Equivalent, Shares issued from treasury, or a combination thereof.

(2)	Subject to Section 6.6(4), settlement of RSUs shall take place promptly following the RSU Settlement Date and take the form set out in the RSU Settlement Notice through:

(a)	in the case of settlement of RSUs for their Cash Equivalent, delivery of a cheque to the Participant representing the Cash Equivalent;

(b)

in the case of settlement of RSUs for Shares, delivery of a share certificate to the Participant or the entry of the Participant’s name on the share register for the Shares (or in the case of Shares issued in uncertificated form, cause the issuance of the aggregate number of Shares as the Participant shall then be entitled to receive to be evidenced by a book position on the register of the shareholders of the Corporation maintained by the transfer agent and registrar of the Shares); or

(c)	in the case of settlement of the RSUs for a combination of Shares and the Cash Equivalent, a combination of (a) and (b) above.

(3)	If an RSU Settlement Notice is not received by the Corporation on or before the RSU Settlement Date, settlement shall take the form of Shares issued from treasury as set out in Section 6.7(2).

(4)

Notwithstanding any other provision of this Plan, in the event that an RSU Settlement Date falls during a Black-Out Period or other trading restriction imposed by the Corporation and the Participant has not delivered an RSU Settlement Notice, then such RSU Settlement Date shall be automatically extended to the tenth (10th) Business Day following the date that such Black-Out Period or other trading restriction is lifted, terminated or removed.

Section 6.7 Determination of Amounts.

(1)

Cash Equivalent of RSUs. For purposes of determining the Cash Equivalent of RSUs to be made pursuant to Section 6.6, such calculation will be made on the RSU Settlement Date and shall equal the Market Value on the RSU Settlement Date multiplied by the number of vested RSUs in the Participant’s Account which the Participant desires to settle in cash pursuant to the RSU Settlement Notice.

(2)

Payment in Shares; Issuance of Shares from Treasury. For the purposes of determining the number of Shares from treasury to be issued and delivered to a Participant upon settlement of RSUs pursuant to Section 6.6, such calculation will be made on the RSU Settlement Date and be the whole number of Shares equal to the whole number of vested RSUs then recorded in the Participant’s Account which the Participant desires to settle pursuant to the RSU Settlement Notice. Shares issued from treasury will be issued in consideration for the past services of the Participant to the Corporation and the entitlement of the Participant under this Plan shall be satisfied in full by such issuance of Shares.

Section 6.8 RSU Agreements.

RSUs shall be evidenced by a RSU Agreement or included in an Employment Agreement, in such form not inconsistent with the Plan as the Board may from time to time determine, provided that the substance of Article 6 and Article 9 hereof be included therein. The RSU Agreement shall contain such terms that may be considered necessary in order that the RSU will comply with any provisions respecting restricted share units in the income tax or other laws in force in any country or jurisdiction of which the Participant may from time to time be a resident or citizen or the rules of any regulatory body having jurisdiction over the corporation.

ARTICLE 7 — SHARE APPRECIATION RIGHTS

Section 7.1 Nature of SARs.

A SAR is an Award entitling the recipient to receive Shares having a value equal to the excess of (i) the Market Value of one Share on the date of exercise over (ii) the grant price of the right on the date of grant, or if granted in connection with an outstanding Option on the date of grant of the related Option, as specified by the Board in its sole discretion, which, except in the case of Substitute Awards, shall not be less than the Market Value of one Share on such date of grant of the right or the related Option, as the case may be, multiplied by the number of Shares with respect to which the SAR shall have been exercised.

Section 7.2 SAR Awards.

Subject to the provisions herein set forth and any shareholder or regulatory approval which may be required, the Board shall, from time to time by resolution, in its sole discretion, (i) designate the Eligible Participants who may receive SAR Awards under the Plan, (ii) fix the number of SAR Awards to be granted to each Eligible Participant and the date or dates on which such SAR Awards shall be granted, and (iii) determine the price per Share to be payable upon the vesting of each such SAR (the “SAR Price”) and the relevant conditions and vesting provisions (including the applicable Performance Period and Performance Criteria, if any) and the SAR Term, the whole subject to the terms and conditions prescribed in this Plan and in any SAR Agreement.

Section 7.3 SAR Price.

The SAR Price for the Shares that are the subject of any SAR shall be fixed by the Board when such SAR is granted, but shall not be less than the Market Value of such Shares at the time of the grant.

Section 7.4 SAR Term.

(1)

The Board shall determine, at the time of granting the particular SAR, the period during which the SAR is exercisable, which shall not be more than ten (10) years from the date the SAR is granted (“SAR Term”) and the vesting schedule of such SAR, which will be detailed in the respective SAR Agreement. Unless otherwise determined by the Board, all unexercised SARs shall be cancelled at the expiry of such SAR.

(2)

Should the expiration date for a SAR fall within a Black-Out Period or within ten (10) Business Days following the expiration of a Black-Out Period, such expiration date shall be automatically extended without any further act or formality to that date which is the tenth (10th) Business Day after the end of the Black-Out Period, such tenth (10th) Business Day to be considered the expiration date for such SAR for all purposes under the Plan. Notwithstanding Section 10.2 hereof, the ten (10) Business Day-period referred to in this Section 7.4 may not be extended by the Board.

Section 7.5 Exercise of SARs.

Prior to its expiration or earlier termination in accordance with the Plan, each SAR shall be exercisable as to all or such part or parts of the granted Shares and at such time or times and/or pursuant to the achievement of such Performance Criteria and/or other vesting conditions as the Board at the time of granting the particular SAR, may determine in its sole discretion. For greater certainty, no SAR shall be exercised by a Participant during a Black-Out Period.

Section 7.6 Method of Exercise and Payment of Purchase Price.

(1)

Subject to the provisions of the Plan, a SAR granted under the Plan shall be exercisable (from time to time as provided in Section 7.5 hereof) by the Participant (or by the liquidator, executor or administrator, as the case may be, of the estate of the Participant) by delivering a fully completed Exercise Notice to the Corporation at its registered office to the attention of the Corporate Secretary of the Corporation (or to the individual that the Corporate Secretary of the Corporation may from time to time designate) or give notice in such other manner as the Corporation may from time to time designate, no less than three (3) business days in advance of the effective date of the proposed exercise, which notice shall specify the number of Shares with respect to which the SAR is being exercised and the effective date of the proposed exercise.

(2)

The exercise of a SAR with respect to any number of Shares shall entitle the Participant to Shares equal to the excess of the Market Value of a Share on the effective date of such exercise over the per share SAR Price.

(3)

Upon the exercise, the Corporation shall, as soon as practicable after such exercise but no later than ten (10) Business Days following such exercise, forthwith cause the transfer agent and registrar of the Shares to either:

(a)

deliver to the Participant (or to the liquidator, executor or administrator, as the case may be, of the estate of the Participant) a certificate in the name of the Participant representing in the aggregate such number of Shares as the Participant (or to the liquidator, executor or administrator, as the case may be, of the estate of the Participant) shall be entitled to receive (unless the Participant intends to simultaneously dispose of any such Shares); or

(b)

in the case of Shares issued in uncertificated form, cause the issuance of the aggregate number of Shares as the Participant (or the liquidator, executor or administrator, as the case may be, of the estate of the Participant) shall be entitled to receive to be evidenced by a book position on the register of the shareholders of the Corporation to be maintained by the transfer agent and registrar of the Shares.

Section 7.7 SAR Agreements.

SARs shall be evidenced by a SAR Agreement or included in an Employment Agreement, in such form not inconsistent with the Plan as the Board may from time to time determine, provided that the substance of Article 7 and Article 9 hereof be included therein. The SAR Agreement shall contain such terms that may be considered necessary in order that the SAR will comply with any provisions respecting stock appreciation rights in the income tax or other laws in force in any country or jurisdiction of which the Participant may from time to time be a resident or citizen or the rules of any regulatory body having jurisdiction over the corporation.

ARTICLE 8 — RETENTION AWARDS

Section 8.1 Nature of Retention Awards.

Retention Awards are any payment to an Eligible Participant that is not payable periodically for services provided by the Eligible Participant, as determined by the Board from time to time.

Section 8.2 Retention Awards.

(1)

Subject to the provisions herein set forth, the Board shall, from time to time by resolution, in its sole discretion, (i) designate the Eligible Participants who may receive Retention Awards under the Plan, (ii) fix the number of Retention Awards, if any, to be granted to each Eligible Participant and the date or dates on which such Retention Awards shall be granted, and (iii) determine the relevant conditions and vesting provisions (including the applicable Performance Period and Performance Criteria, if any) of such Retention Awards, the whole subject to the terms and conditions prescribed in this Plan and in any Retention Award Agreement or Employment Agreement.

(2)

Subject to the vesting and other conditions and provisions herein set forth and in the Retention Award Agreement or Employment Agreement, each Retention Award awarded to a Participant shall entitle the Participant to receive, on the vesting date of the Retention Award, such number of Shares, disregarding fractions, which, when multiplied by the Market Value of the Shares on the vesting date of the Retention Award, to which the Retention Awards relate, have a value equal to the Retention Payment, less any amount withheld on account of income taxes, which withheld income taxes will be remitted by the Corporation.

Section 8.3 Payment to Participant.

In the event that the vesting conditions of a Retention Award are satisfied, the Corporation shall, as soon as possible after the date of vesting of the Retention Awards cause the transfer agent and registrar of the Shares to either:

(a)

deliver to the Participant (or to the liquidator, executor or administrator, as the case may be, of the estate of the Participant) a certificate in the name of the Participant representing in the aggregate such number of Shares as the Participant (or to the liquidator, executor or administrator, as the case may be, of the estate of the Participant) shall be entitled to receive (unless the Participant intends to simultaneously dispose of any such Shares); or

(b)

in the case of Shares issued in uncertificated form, cause the issuance of the aggregate number of Shares as the Participant (or the liquidator, executor or administrator, as the case may be, of the estate of the Participant) shall be entitled to receive to be evidenced by a book position on the register of the shareholders of the Corporation to be maintained by the transfer agent and registrar of the Shares.

Section 8.4 Retention Award Agreements.

Retention Awards shall be evidenced by a Retention Award Agreement or included in an Employment Agreement, in such form not inconsistent with the Plan, as the Board may from time to time determine, provided that the substance of Article 8 and Article 9 hereof be included therein. The Retention Award Agreement shall contain such terms that may be considered necessary in order that the Retention Award will comply with any provisions respecting such awards in the income tax or other laws in force in any country or jurisdiction of which the Participant may from time to time be a resident or citizen or the rules of any regulatory body having jurisdiction over the Corporation.

ARTICLE 9 —GENERAL CONDITIONS

Section 9.1 General Conditions applicable to Awards.

Each Award, as applicable, shall be subject to the following conditions:

(1)

Employment - The granting of an Award to a Participant shall not impose upon the Corporation or a Subsidiary any obligation to retain the Participant in its employ in any capacity. For greater certainty, the granting of Awards to a Participant shall not impose any obligation on the Corporation to grant any awards in the future nor shall it entitle the Participant to receive future grants.

(2)

Rights as a Shareholder - Neither the Participant nor such Participant’s personal representatives or legatees shall have any rights whatsoever as shareholder in respect of any Shares covered by such Participant’s Awards until the date of issuance of a share certificate to such Participant (or to the liquidator, executor or administrator, as the case may be, of the estate of the Participant). Without in any way limiting the generality of the foregoing, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such share certificate is issued.

(3)

Conformity to Plan – In the event that an Award is granted or a Grant Agreement is executed which does not conform in all particulars with the provisions of the Plan, or purports to grant Awards on terms different from those set out in the Plan, the Award or the grant of such Award shall not be in any way void or invalidated, but the Award so granted will be adjusted to become, in all respects, in conformity with the Plan.

(4)

Transferrable Awards – Awards granted under this Plan shall be transferrable or assignable only to a “permitted assign” and shall be exercisable only by the Participant or his or her permitted assign. For the purposes hereof, “permitted assign” means for such Participant:

(a)	a trustee, custodian or administrator acting on behalf, or for the benefit, of the Participant;

(b)	a holding entity of the Participant;

(c)	a registered retirement savings plan (“RRSP”) or registered retirement income fund (“RRIF”) of the Participant, as such terms are defined in the Tax Act;

(d)	a spouse of the Participant (the “Spouse”);

(e)	a trustee, custodian or administrator acting on behalf, or for the benefit, of the Spouse;

(f)	a holding entity of the Spouse; or

(g)	an RRSP or RRIF of the Spouse.

Section 9.2 General Conditions applicable to Options, SARs and Retention Awards.

Each Option, SAR or Retention Award, as applicable, shall be subject to the following conditions:

(1)	Termination for Cause. Upon a Participant ceasing to be an Eligible Participant for “cause”, any Option, SAR or Retention Award or the unexercised or unvested portion thereof, as applicable,

when granted to such Participant shall terminate on the effective date of the termination as specified in the notice of termination. For the purposes of the Plan, the determination by the Corporation that the Participant was discharged for cause shall be binding on the Participant. “Cause” shall include, among other things, gross misconduct, theft, fraud, breach of confidentiality or breach of the Corporation’s Code of Conduct and any reason determined by the Corporation to be cause for termination.

(2)

Death. If a Participant dies while in his or her capacity as an Eligible Participant, any vested Option, SAR or Retention Award or the unexercised portion thereof, granted to such Participant may be exercised by the liquidator, executor or administrator, as the case may be, of the estate of the Participant for that number of Shares only which such Participant was entitled to acquire under the respective Options, SARs or Retention Awards (the “Vested Awards”) hereof on the date of such Participant’s death. Such Vested Award shall only be exercisable within one (1) year after the Participant’s death or prior to the expiration of the original term of the Options, SARs or Retention Awards, as applicable, whichever occurs earlier. All Options, SARs or Retention Awards or the unexercised or unvested portion thereof, as applicable, other than such Vested Awards on the date of such Participant’s death, will be cancelled on the date of such Participant’s death.

(3)

Disability. Upon a Participant ceasing to be an Eligible Participant by reason of injury or disability or upon a Participant becoming eligible to receive long-term disability benefits, any Option, SAR or Retention Award or the unexercised portion thereof, granted to such Participant may be exercised by such Participant or his/her representative as the rights to exercise accrue. Such Option, SAR or Retention Award shall only be exercisable (i) within three (3) years after such cessation or (ii) the effective date on which the Participant becomes eligible to receive long-term disability benefits (provided that, for greater certainty, such effective date shall be confirmed in writing to the Corporation by the insurance company providing such long-term disability benefits) (the “Eligibility Date”)) or (iii) prior to the expiration of the original term of the Option, SAR or Retention Award, whichever occurs earlier. All Options, SARs or Retention Awards or the unexercised or unvested portion thereof, as applicable, on the date that is three (3) years after such cessation, will be cancelled on such date.

(4)

Termination or Cessation. In the case of a Participant ceasing to be an Eligible Participant for any reason (other than for “cause”, death or disability) the right to exercise an Option, SAR or Retention Award shall be limited to and shall expire on the earlier of one year after the Termination Date, or the expiry date of the Award set forth in the Grant Agreement, to the extent such Award was exercisable by the Participant on the Termination Date.

Section 9.3 General Conditions applicable to RSUs.

Each RSU shall be subject to the following conditions:

(1)

Termination for Cause. Upon a Participant ceasing to be an Eligible Participant for “cause” or the Participant’s resignation from employment with the Corporation or a Subsidiary, the Participant’s participation in the Plan shall be terminated immediately, all RSUs credited to such Participant’s Account that have not vested shall be forfeited and cancelled, and the Participant’s rights to Shares that relate to such Participant’s unvested RSUs shall be forfeited and cancelled on the Termination Date.

(2)

Cessation of Employment. Except as otherwise determined by the Board from time to time, at its sole discretion, upon a Participant’s (i) retirement, (ii) employment with the Corporation or a Subsidiary being terminated by the Corporation or a Subsidiary for reasons other than for “cause”, (iii) employment with the Corporation or a Subsidiary being terminated by reason of injury or disability or (iv) becoming eligible to receive long-term disability benefits, the Participant’s participation in the Plan shall be terminated immediately (provided that, for the Participant becoming eligible to receive long-term disability benefits, such termination shall occur on the

Eligibility Date), provided that all unvested RSUs in the Participant’s Account as of such date relating to a Restriction Period in progress shall remain in effect until the applicable RSU Vesting Determination Date.

(3)

Retirement. In the case of a Participant’s retirement, this Section (3) shall not apply to a Participant in the event such Participant, directly or indirectly, in any capacity whatsoever, alone, through or in connection with any person, carries on or becomes employed by, engaged in or otherwise commercially involved in, any activity or business in the cannabis industry prior to the applicable RSU Vesting Determination Date. In such event, Section 9.3(2) shall apply to such Participant.

(a)

If, on the RSU Vesting Determination Date, the Board determines that the vesting conditions were not met for such RSUs, then all unvested RSUs credited to such Participant’s Account shall be forfeited and cancelled and the Participant’s rights to Shares that relate to such unvested RSUs shall be forfeited and cancelled.

(b)

If, on the RSU Vesting Determination Date, the Board determines that the vesting conditions were met for such RSUs, the Participant shall be entitled to receive that number of Shares equal to the number of RSUs outstanding in the Participant’s Account in respect of such Restriction Period multiplied by a fraction, the numerator of which shall be the number of completed months of service of the Participant with the Corporation or a Subsidiary during the applicable Performance Period, if any, as of the date of the Participant’s retirement, termination or Eligibility Date and the denominator of which shall be equal to the total number of months included in the applicable Performance Period, if any (which calculation shall be made on the applicable RSU Vesting Determination Date) and the Corporation shall distribute such number of Shares to the Participant as soon as practicable thereafter, but no later than the end of the Restriction Period, the Corporation shall debit the corresponding number of RSUs from such Participant’s Account, and the Participant’s rights to all other Shares that relate to such Participant’s RSUs shall be forfeited and cancelled.

(4)

Death. Except as otherwise determined by the Board from time to time, at their sole discretion, upon the death of a Participant, the Participant’s participation in the Plan shall be terminated immediately, provided that all unvested RSUs in the Participant’s Account as of such date relating to a Restriction Period in progress shall remain in effect until the applicable RSU Vesting Determination Date or any earlier date as may be determined by the Board.

(a)

If, on the applicable RSU Vesting Determination Date or any earlier date as may be determined by the Board, the Board determines that the vesting conditions were not met for such RSUs, then all unvested RSUs credited to such Participant’s Account shall be forfeited and cancelled and the Participant’s rights to Shares (or cash or a combination of Shares and cash as permitted under this Plan) that relate to such unvested RSUs shall be forfeited and cancelled.

(b)

If, on the applicable RSU Vesting Determination Date or any earlier date as may be determined by the Board, the Board determines that the vesting conditions were met, the liquidator, executor or administrator, as the case may be, of the estate of the Participant shall be entitled to receive that number of Shares equal to the number of RSUs outstanding in the Participant’s Account in respect of such Restriction Period multiplied by a fraction, the numerator of which shall be the number of completed months of service of the Participant with the Corporation or a Subsidiary during the applicable Performance Period, if any, as of the date of death of the Participant and the denominator of which shall be equal to the total number of months included in the applicable Performance Period, if any (which calculation shall be made on the applicable RSU Vesting Determination Date or any earlier date as may be determined by the Board) and the Corporation shall distribute such number of Shares to the liquidator, executor or administrator, as the case may be, of the estate of the Participant as soon as practicable thereafter but no later than the end of the Restriction Period, the Corporation shall debit the corresponding number of RSUs from such deceased Participant’s Account, and the Participant’s right to all other Shares that relate to such deceased Participant’s RSUs shall be forfeited and cancelled.

(5)

Leave of Absence. Except as otherwise determined by the Board from time to time, at their sole discretion, upon a Participant electing a voluntary leave of absence, the Participant’s participation in the Plan shall be terminated immediately, provided that all unvested RSUs in the Participant’s Account as of such date relating to a Restriction Period in progress shall remain in effect until the applicable RSU Vesting Determination Date.

(a)

If, on the applicable RSU Vesting Determination Date, the Board determines that the vesting conditions were not met for such RSUs, then all unvested RSUs credited to such Participant’s Account shall be forfeited and cancelled and the Participant’s rights to Shares (or cash or a combination of Shares and cash as permitted under this Plan) that relate to such unvested RSUs shall be forfeited and cancelled.

(b)

If, on the applicable RSU Vesting Determination Date, the Board determines that the vesting conditions were met, the Participant shall be entitled to receive that number of Shares equal to the number of RSUs outstanding in the Participant’s Account in respect of such Restriction Period multiplied by a fraction, the numerator of which shall be the number of completed months of service of the Participant with the Corporation or a Subsidiary during the relevant Performance Period, if any, as of the date the Participant elects for a voluntary leave of absence and the denominator of which shall be equal to the total number of months included in the relevant Performance Period, if any (which calculation shall be made on the applicable RSU Vesting Determination Date) and the Corporation shall distribute such number of Shares (or cash or a combination of Shares and cash as permitted under this Plan) to the Participant as soon as practicable thereafter but no later than the end of the applicable Restriction Period, the Corporation shall debit the corresponding number of RSUs from such Participant’s Account, and the Participant’s right to all other Shares that relate to such Participant’s RSUs shall be forfeited and cancelled.

(c)

Subject to applicable laws, the Board may decide, at their sole discretion that Section 9.3(5) should not apply to voluntary leaves granted to a Participant by the Corporation for a period of twelve (12) months or less. In such event, all unvested RSUs in such Participant’s Account as of such date relating to a Restriction Period in progress shall remain in effect until the applicable RSU Vesting Determination Date.

(6)

General. For greater certainty, where (i) a Participant’s employment with the Corporation or a Subsidiary is terminated pursuant to Section 9.3(1), Section 9.3(2) or Section 9.3(4) hereof or (ii) a Participant elects for a voluntary leave of absence pursuant to Section 9.3(5) hereof following the satisfaction of all vesting conditions in respect of particular RSUs but before receipt of the corresponding distribution or payment in respect of such RSUs, the Participant shall remain entitled to such distribution or payment.

Section 9.4 General Conditions applicable to Restricted Shares.

(1)

Upon a Participant ceasing to be an Eligible Participant for any reason, any Restricted Shares that have not vested at such time shall automatically and without any requirement of notice to such Participant, or other action by or on behalf of the Corporation, be deemed to have been reacquired by the Corporation from such Participant, and thereafter shall cease to represent any ownership in the Corporation by the Participant or rights of the Participant as a shareholder of the Corporation. Following such deemed reacquisition, the Participant shall surrender any certificates representing Restricted Shares in such Participant’s possession to the Corporation upon request without consideration.

ARTICLE 10 —ADJUSTMENTS AND AMENDMENTS

Section 10.1 Adjustment to Shares Subject to Outstanding Awards.

(1)

In the event of any subdivision of the Shares into a greater number of Shares at any time after the grant of an Award to a Participant and prior to the expiration of the term of such Award, the Corporation shall deliver to such Participant, at the time of any subsequent exercise or vesting of such Award in accordance with the terms hereof, in lieu of the number of Shares to which such Participant was theretofore entitled upon such exercise or vesting of such Award, but for the same aggregate consideration payable therefor, such number of Shares as such Participant would have held as a result of such subdivision if on the record date thereof the Participant had been the registered holder of the number of Shares to which such Participant was theretofore entitled upon such exercise or vesting of such Award.

(2)

In the event of any consolidation of Shares into a lesser number of Shares at any time after the grant of an Award to any Participant and prior to the expiration of the term of such Award, the Corporation shall deliver to such Participant at the time of any subsequent exercise or vesting of such Award in accordance with the terms hereof in lieu of the number of Shares to which such Participant was theretofore entitled upon such exercise or vesting of such Award, but for the same aggregate consideration payable therefor, such number of Shares as such Participant would have held as a result of such consideration if on the record date thereof the Participant had been the registered holder of the number of Shares to which such Participant was theretofore entitled upon such exercise or vesting of such Award.

(3)

If at any time after the grant of an Award to any Participant and prior to the expiration of the term of such Award, the Shares shall be reclassified, reorganized or otherwise changed, otherwise than as specified in Section 10.1(1) or Section 10.1(2) hereof or, subject to the provisions of Section 10.2(3) hereof, the Corporation shall consolidate, merge or amalgamate with or into another corporation (the corporation resulting or continuing from such consolidation, merger or amalgamation being herein called the “Successor Corporation”), the Participant shall be entitled to receive upon the subsequent exercise or vesting of Award, in accordance with the terms hereof and shall accept in lieu of the number of Shares then subscribed for but for the same aggregate consideration payable therefor, the aggregate number of shares of the appropriate class or other securities of the Corporation or the Successor Corporation (as the case may be) or other consideration from the Corporation or the Successor Corporation (as the case may be) that such Participant would have been entitled to receive as a result of such reclassification, reorganization or other change of shares or, subject to the provisions of Section 10.2(3) hereof, as a result of such consolidation, merger or amalgamation, if on the record date of such reclassification, reorganization or other change of shares or the effective date of such consolidation, merger or amalgamation, as the case may be, such Participant had been the registered holder of the number of Shares to which such Participant was immediately theretofore entitled upon such exercise or vesting of such Award.

(4)

If, at any time after the grant of an Award to any Participant and prior to the expiration of the term of such Award, the Corporation shall make a distribution to all holders of Shares or other securities in the capital of the Corporation, or cash, evidences of indebtedness or other assets of the Corporation (excluding an ordinary course dividend in cash or shares, but including for greater certainty shares or equity interests in a Subsidiary or business unit of the Corporation or one of its Subsidiaries or cash proceeds of the disposition of such a Subsidiary or business unit), or should the Corporation effect any transaction or change having a similar effect, then the price or the number of Shares to which the Participant is entitled upon exercise or vesting of Award shall be adjusted to take into account such distribution, transaction or change. The Board shall determine the appropriate adjustments to be made in such circumstances in order to maintain the

Participants’ economic rights in respect of their Awards in connection with such distribution, transaction or change.

Section 10.2 Amendment or Discontinuance of the Plan.

(1)	The Board may amend the Plan or any Award at any time without the consent of the Participants provided that such amendment shall:

(a)	not adversely alter or impair any Award previously granted except as permitted by the provisions of Article 10 hereof;

(b)	be subject to any regulatory approvals including, where required, the approval of the TSX; and

(c)

be subject to shareholder approval, where required by law or the requirements of the TSX, provided that shareholder approval shall not be required for the following amendments and the Board may make any changes which may include but are not limited to:

(i)	amendments of a “housekeeping” nature;

(ii)	a change to the vesting provisions of any Award;

(iii)

the introduction or amendment of a cashless exercise feature payable in securities, whether or not such feature provides for a full deduction of the number of underlying securities from the Plan reserve; and

(iv)	the addition of a form of financial assistance and any amendment to a financial assistance provision which is adopted.

(2)	Notwithstanding Section 10.2(1)(c), the Board shall be required to obtain shareholder approval to make the following amendments:

(a)	any change to the maximum number of Shares issuable from treasury under the Plan, except such increase by operation of Section 2.4 and in the event of an adjustment pursuant to Article 10;

(b)

any amendment which reduces the exercise price of any Award, as applicable, after such Awards have been granted or any cancellation of an Award and the substitution of that Award by a new Award with a reduced price, except in the case of an adjustment pursuant to Article 10;

(c)	any amendment which extends the expiry date of any Award, or the Restriction Period of any RSU beyond the original expiry date, except in case of an extension due to a Black-Out Period;

(d)	any amendment which would permit a change to the Eligible Participants, including a change which would have the potential of broadening or increasing participation by Insiders;

(e)	any amendment which would permit any Award granted under the Plan to be transferable or assignable by any Participant other than as allowed by Section 9.1(4);

(f)	any amendment which increases the maximum number of Shares that may be (i) issuable to Insiders and Associates of such Insiders at any time; or (ii) issued to Insiders and Associates of such Insiders under the Plan and any other proposed or established Share Compensation Arrangement in a one-year period, except in case of an adjustment pursuant to Article 10; or

(g)	any amendment to the amendment provisions of the Plan,

provided that Shares held directly or indirectly by Insiders benefiting from the amendments in Sections (b) and (c) shall be excluded when obtaining such shareholder approval.

(3)

Notwithstanding anything contained to the contrary in the Plan, in a Grant Agreement contemplated herein, but subject to any specific provisions contained in any Employment Agreements, in the event of a Change in Control, a reorganization of the Corporation, an amalgamation of the Corporation, an arrangement involving the Corporation, a take-over bid (as that term is defined in the Securities Act (Québec)) for all of the Shares or the sale or disposition of all or substantially all of the property and assets of the Corporation, the Board may make such provision for the protection of the rights of the Participants as the Board in its discretion considers appropriate in the circumstances, including, without limitation, changing the Performance Criteria and/or other vesting conditions for the Awards and/or the date on which any Award expires or the Restriction Period, the Performance Period, the Performance Criteria and/or other vesting conditions for the Awards.

(4)

The Board may, by resolution, advance the date on which any Award may be exercised or payable or, subject to applicable regulatory provisions, including the rules of the TSX, and shareholder approval, extend the expiration date of any Award, in the manner to be set forth in such resolution provided that the period during which an Option or a SAR is exercisable or RSU is outstanding does not exceed ten (10) years from the date such Option or SAR is granted in the case of Options and SARs and three (3) years after the calendar year in which the award is granted in the case of RSUs. The Board shall not, in the event of any such advancement or extension, be under any obligation to advance or extend the date on or by which any Option or SAR may be exercised or RSU may be outstanding by any other Participant.

(5)

The Committee may, by resolution, but subject to applicable regulatory approvals, decide that any of the provisions hereof concerning the effect of termination of the Participant’s employment shall not apply for any reason acceptable to the Committee.

(6)

The Board may, subject to regulatory approval, discontinue the Plan at any time without the consent of the Participants provided that such discontinuance shall not materially and adversely affect any Awards previously granted to a Participant under the Plan.

ARTICLE 11 — MISCELLANEOUS

Section 11.1 Use of an Administrative Agent and Trustee.

The Board may in its sole discretion appoint from time to time one or more entities to act as administrative agent to administer the Awards granted under the Plan and to act as trustee to hold and administer the assets that may be held in respect of Awards granted under the Plan, the whole in accordance with the terms and conditions determined by the Board in its sole discretion. The Corporation and the administrative agent will maintain records showing the number of Awards granted to each Participant under the Plan.

Section 11.2 Tax Withholding.

(1)

Notwithstanding any other provision of this Plan, all distributions, delivery of Shares or payments to a Participant (or to the liquidator, executor or administrator, as the case may be, of the estate of the Participant) under the Plan shall be made net of applicable source deductions. If the event giving rise to the withholding obligation involves an issuance or delivery of Shares, then, the withholding obligation may be satisfied by (a) having the Participant elect to have the appropriate number of such Shares sold by the Corporation, the Corporation’s transfer agent and registrar or any trustee appointed by the Corporation pursuant to Section 11.1 hereof, on behalf of and as agent for the Participant as soon as permissible and practicable, with the proceeds of such sale being delivered to the Corporation, which will in turn remit such amounts to the appropriate governmental authorities, or (b) any other mechanism as may be required or appropriate to conform with local tax and other rules.

(2)

Notwithstanding the first paragraph of this Section 11.2, the applicable tax withholdings may be waived where the Participant directs in writing that a payment be made directly to the Participant’s registered retirement savings plan in circumstances to which regulation 100(3) of the regulations of the Tax Act apply.

Section 11.3 Reorganization of the Corporation.

The existence of any Awards shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any adjustment, recapitalization, reorganization or other change in the Corporation’s capital structure or its business, or any amalgamation, combination, merger or consolidation involving the Corporation or to create or issue any bonds, debentures, shares or other securities of the Corporation or the rights and conditions attaching thereto or to affect the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar nature or otherwise.

Section 11.4 Personal Information

Each Participant shall provide the Corporation and the Board with all information they require in order to administer the Plan. The Corporation and the Board may from time to time transfer or provide access to such information to a third party service provider for purposes of the administration of the Plan provided that such service providers will be provided with such information for the sole purpose of providing such services to the Corporation. By participating in the Plan, each Participant acknowledges that information may be so provided and agrees to its provision on the terms set forth herein. Except as specifically contemplated in this Section 11.4, the Corporation and the Board shall not disclose the personal information of a Participant except: (i) in response to regulatory filings or other requirements for the information by a governmental authority with jurisdiction over the Corporation; (ii) for the purpose of complying with a subpoena, warrant or other order by a court, person or body having jurisdiction to compel production of the information; or (iii) as otherwise required by law. In addition, personal information of Participants may be disclosed or transferred to another party during the course of, or completion of, a change in ownership of, or the grant of a security interest in, all or a part of the Corporation or its Affiliates including through an asset or share sale, or some other form of business combination, merger or joint venture, provided that such party is bound by appropriate agreements or obligations.

Section 11.5 Governing Laws.

The Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the laws of the Province of Québec and the laws of Canada applicable therein.

Section 11.6 Severability.

The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision and any invalid or unenforceable provision shall be severed from the Plan.

Section 11.7 Effective Date of the Plan.

The Plan was approved by the Board on June 27, 2018 and shall take effect on June 27, 2018, subject to the acceptance of the Plan by the shareholders of the Corporation, the TSX and any other applicable regulatory authorities.